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SEC 2335   POTENTIAL PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION
(6-00)     CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM
           DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

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      OMB APPROVAL
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OMB Number: 3235-0418
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Expires: April 30, 2003
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Estimated average burden
hours per response: 137.0
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                                                   Registration Number 333-90138

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (AMENDMENT NO. 2 )

                              QUALMARK CORPORATION
                 (Name of small business issuer in its charter)

           COLORADO                          3821                    84-1232688
   (State or jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Identification No.)
      Identification No.)

           4580 FLORENCE STREET, DENVER, COLORADO 80238 (303) 245-8800
         (Address and telephone number registrant's principal executive offices and principal place of business)

                               CHARLES D. JOHNSTON
                             CHIEF EXECUTIVE OFFICER
                              QUALMARK CORPORATION
                              4580 FLORENCE STREET
                                DENVER, CO 80238
                                 (303) 245-8200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              CYNTHIA L. KING, ESQ.
                           C L KING & ASSOCIATES, LLC
                                  P.O. BOX 7328
                                BOULDER, CO 80306
                                 (303) 258-7200

                  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF
                           THIS REGISTRATION STATEMENT
        (Approximate date of commencement of proposed sale to the public)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

 THIS POST-EFFECTIVE AMENDMENT IS FILED PURSUANT TO ITEM 512(A)(1)(I) AND (II) OF REGULATION S-K OF THE SECURITIES AND EXCHANGE COMMISSION AND PURSUANT TO
  ITEM 512(A)(3) OF REGULATION S-K WITHDRAWS FROM REGISTRATION 139,535 SHARES OF COMMON STOCK UNDERLYING EXPIRED WARRANTS THAT WERE PREVIOUSLY REGISTERED.

          The Registrant hereby amends this registration statement on any date or dates as may be necessary to delay its effective date until the Registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on whatever date the Commission, acting pursuant to said Section 8(a), may determine.

          The information in this prospectus is not complete and may be changed without notice. We and the Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

                                     PART I
                        INFORMATION REQUIRED INPROSPECTUS

          The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       WHERE YOU CAN FIND MORE INFORMATION

          We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

          This prospectus is only part of a Registration Statement on Form SB-2 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules to the Registration Statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the Registration Statement, including the exhibits and scheduled, as described in the previous paragraph.

PROSPECTUS                                         REGISTRATION NUMBER 333-90138

                   SUBJECT TO COMPLETION, DATED APRIL 28, 2005

                                4,052,845 SHARES

                              QUALMARK CORPORATION
                                  COMMON STOCK
                                 (NO PAR VALUE)

          This Prospectus relates to up to 4,052,845 shares (the "Shares") of the common stock, no par value (the "Common Stock") of QualMark Corporation ("QualMark" or the "Company"), which may be offered from time to time by the Selling Shareholders listed on page 8. The Shares fall into two categories: (i) those which are now owned by the Selling Shareholders as a result of purchases from the Company in private transactions which were exempt from registration under Section 4(2) or Regulation D of the Securities Act of 1933; and (ii) those which may be purchased from the Company in the future upon exercise of certain warrants held by the Selling Shareholders.

          The Company will not receive any of the proceeds from the sale of the Shares. The distribution of the Shares by the Selling Shareholders is not subject to any underwriting agreement. The Shares offered by the Selling Shareholders may be sold from time to time at designated prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Shareholders may sell the Shares through customary brokerage channels, either through broker-dealers acting as agents or principals. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Shareholders and/or purchasers of the Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Shareholders in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales.

          Our common stock trades on the Over-the-Counter Bulletin Board, also referred to as the OTCBB, under the trading symbol "QMRK". As of the close of trading on April 15, 2005, the last sales price of the common stock as quoted on the OTC Bulletin Board was $3.10 per share.

          THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April 28, 2005.

                                TABLE OF CONTENTS

CORPORATE INFORMATION                                                         3
PROSPECTUS SUMMARY                                                            4
RISK FACTORS                                                                  5
FORWARD LOOKING STATEMENTS                                                   10
USE OF PROCEEDS                                                              10
SELLING SECURITY HOLDERS                                                     10
PLAN OF DISTRIBUTION                                                         11
LEGAL PROCEEDINGS                                                            11
MANAGEMENT                                                                   13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               15
DESCRIPTION OF SECURITIES                                                    17
INDEMNIFICATION MATTERS                                                      19
DESCRIPTION OF BUSINESS                                                      19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                    30
DESCRIPTION OF PROPERTY                                                      38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               38
MARKET OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      39
EXECUTIVE COMPENSATION                                                       40
EXPERTS                                                                      42
LEGAL MATTERS                                                                42
FINANCIAL STATEMENTS                                                         43

                              CORPORATE INFORMATION

Our corporate offices are located at 4580 Florence Street, Denver, Colorado 80238. Our telephone number is (303) 254-8800. The URL for our Web site is http://www.qualmark.com.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirely by the more detailed information and financial statements and the related notes to the financial statements contained in this Prospectus.

                                   THE COMPANY

          QualMark Corporation ("QualMark" or "the Company") designs, manufactures, and markets proprietary equipment that rapidly and efficiently expose product design and manufacturing-related defects for the purpose of improving product quality and reliability. The Company's high performance physical stress equipment supports significant improvements in the process of Design Verification Testing ("DVT") and Environmental Stress Screening ("ESS"). DVT is the process by which electronic product manufacturers ensure their products perform within the previously determined operating ranges (commonly known as "specifications"). ESS is the testing process used by these same manufacturers to expose production-related defects.

     The Company's equipment allows manufacturers to determine the true operating limits of their products. This gives manufacturers the necessary information to reduce design costs, improve product reliability, shorten time to market, reduce warranty costs, and extend warranty periods. The Company's equipment is used by manufacturers in a wide range of industries to perform highly accelerated stress testing on products such as circuit boards, personal computers, monitors, flight navigation systems, cellular telephones, LAN/WAN equipment and consumer electronics.

     The Company evolved from a business manufacturing and marketing its proprietary OVS (Omni-axial Vibration System) or Typhoon ("Typhoon") equipment to a full service organization offering HALT (Highly Accelerated Life Test) and HASS (Highly Accelerated Stress Screen) test services as well. The Company operates a network of test centers, known as Accelerated Reliability Test Centers ("ARTC"), which provide comprehensive HALT and HASS test and support services to industry. These services include accelerated reliability improvement test services (HALT and HASS) using QualMark's OVS physical stress equipment performed either in the ARTC test centers or at the customer's site.

     QualMark currently operates four test centers located in the metropolitan areas of Denver, Colorado, Huntington Beach, California, Santa Clara, California, and Boston, Massachusetts. The Company also utilizes three domestic strategic agreements with large testing companies in Detroit, Michigan, Hillboro, Oregon, and Huntsville, Alabama. In addition, the Company has established strategic agreements with IMQ Instituto Del Marchia Di Qualita, Institutet For Verkstadsteknisk Forskning, and the Swedish Institute of Production Engineering to operate testing centers in Enschede, Netherlands, Milan, Italy, and Molndal, Sweden. As domestic or international demand for its products and services grows, the Company may further expand its domestic and international presence by expanding strategic arrangements with other test lab organizations.

     QualMark Corporation was organized in July 1991 as a Colorado limited liability company and was later incorporated in March 1992 in Colorado. The Company completed its initial public offering in April 1996.

     On November 15, 2004, QualMark Corporation completed the asset acquisition of Connecticut based ACG Dynamics Inc.("ACG") an electro-dynamic shaker service company. ACG is headquartered in West Haven, Connecticut and is a leader in supplying electrodynamic systems, components, and service to the worldwide vibration test equipment market. QualMark formed a separate wholly-owned C-corporation subsidiary, QualMark ACG Corporation ("QualMark ACG"), to assume all acquired assets and assumed liabilities of ACG. The newly formed QualMark ACG provides turn-key vibration testing systems consisting of factory rebuilt/upgraded electrodynamic systems, new QualMark ACG built solid state power amplifiers and new digital vibration controllers.

About ACG:

     ACG was founded in June of 1972, as ACG Incorporated, a consultant engineering firm specializing in electro-mechanical design, development and prototype buildup. The ongoing need for restoring existing vibration test systems coupled with the expertise in this field gained by the original founder, Andrew C. Grimaldi (as a vibration test engineer, electro-mechanical design engineer, vibration isolator designer and vibration test equipment designer), caused the company to eventually turn its attention fully toward the rebuilding and upgrading of vibration test equipment.

     Initially, ACG developed a capability to rebuild armatures for vibration exciters, to supply replacement field coils and to supply replacement parts for exciters (shakers), amplifiers and controls. Over the years, ACG has built its expertise in this field, with specialized personnel and facilities dedicated to the restoration, upgrading, service / maintenance, trouble shooting and repairing of vibration test equipment. In the past twenty-eight years ACG has become the largest independent source in the world for armature rebuilding, replacement field coils and replacement parts for all makes of vibration test equipment. ACG's factory services complimented by its expert field engineering services provide customers with prompt, professional assistance to resolve any vibration test equipment problem in the most cost effective way.

     In the past thirteen years, ACG has expanded it's capability into system integrations, which includes supplying complete vibration test systems consisting of pre-owned factory rebuilt and upgraded shakers coupled with new ACG built solid state power amplifiers and a variety of new computer based controllers. ACG frequently provides turnkey systems to its clients, consisting of factory refurbished horizontal slip tables, new combination air-isolated bases, head plates / head expanders, various instrumentation and field engineering support to install / demonstrate systems. ACG also provides new solid state power amplifiers, special switching networks, special field supplies and matching transformers to mate with any existing shaker, along with shaker refurbishing and upgrades to a 2" stroke, to achieve state-of-the-art-performance.

                                  RISK FACTORS

          You should carefully consider the risks described below before making an investment in our stock. The risks and uncertainties described below are not the only ones facing QualMark, and there may be additional risks that we do not presently know of or that we consider immaterial. All of these risks may impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE HAVE A HISTORY OF OPERATING LOSSES

          We incorporated in March, 1992 and completed our initial public offering in April, 1996. As of December 31, 2004, we had an accumulated deficit of $6,687,000 and for the year ended December 31, 2004 we had a diluted net income per share of $0.20. As of December 31, 2003, we had an accumulated deficit of $8,189,000 and for the year ended December 31, 2003 we had a net loss per basic and diluted share of $(0.31). In order to sustain profitability, the Company must increase sales while effectively managing costs. The Company plans to sustain profitability, in part, through its international presence in the high technology market, through its worldwide distribution channel. The Company also plans to increase sales through its recent asset acquisition of ACG Dynamics, Inc. There can be no assurance that the Company will be able to achieve these goals or continue operating profitably.

WE MAY NOT HAVE ENOUGH CAPITAL TO CONTINUE OPERATIONS

          We may need additional financing to continue our business operations. We cannot be assured that financing will be available when needed on terms that are acceptable to the Company. The inability to obtain additional capital may restrict the Company's ability to grow and implement future growth plans. If additional equity securities are sold to raise capital, investors will experience dilution in the value of the common stock. The Company may also not be able to increase its line of credit to provide cash for ongoing operations when needed.

THE MARKET FOR OUR PRODUCTS IS HIGHLY COMPETITIVE

          The electronic product test/screening industry is highly competitive. The Company's primary competitors in the market segment for multi-axis vibration tables combined with thermal stress systems are believed to be Screening Systems, Inc., Envirotronics and Thermotron Industries. The Company's primary competitors in the market segment for electro-dynamic systems are believed to be Derritron Vibration Products, Dynamic Solutions, and CVMS. Competing products and services also include traditional environmental stress screening equipment, electro-dynamic vibration systems and thermal chambers, and laboratory services. Many of the foregoing products and services provide design and process screening at a price which may be lower than the cost of the Company's products. The traditional equipment marketed by these manufacturers is well-accepted in the market, since the equipment supports traditional "pass-fail" specification test protocols that have been in use for several decades. The Company's technology supports new accelerated test protocols relating to improving product design and manufacturing processes rather than the "pass-fail" test processes. As such, the Company is attempting to create a new market segment and expects to allocate considerable resources to convincing prospective customers to adopt accelerated test protocols in addition to, or in replacement of, traditional methods. There can be no assurance that the Company will be successful in this regard. Further, many of the companies with which the Company competes have substantially greater financial and other resources.

WE DEPEND ON PATENT PROTECTION FOR OUR PRODUCTS

          We currently hold United States and foreign patents covering certain features of our systems. We also intend to seek patent protection in the future for certain aspects of any new systems which may be developed. However, no assurance can be given that the patents currently held or that new patents, if issued, will be valid or will provide any significant competitive advantage to the Company. Further, if it were determined that another product infringed on the Company's patents, there can be no assurance that the Company would be financially capable of enforcing its patents. Although the Company is not aware of any infringement of patents or intellectual property held by third parties, there can be no assurance that the Company is not infringing on the intellectual property rights of others.

WE DEPEND ON SIGNIFICANT CUSTOMERS

          The Company derives revenue primarily from system sales and secondarily from test center services. In 2004, system revenue accounted for 88% of net revenue, test center revenue accounted for 10% of net revenue, and ACG revenue accounted for 2% of net revenue. The Company's average system order is in excess of $100,000 and the selling cycle is typically between two and six months. As a result, the Company's quarterly revenues can be materially dependent on a relatively limited number of individually significant orders. In 2004, one customer accounted for more than 10% of the Company's net revenues. The Company was not dependent on any single industry segment for its revenues.

OUR SALES ARE SEASONAL

          Because the average system price is in excess of $100,000, most of the Company's customers regard the purchase of the Company's systems as a capital purchase. This historically has resulted in higher sales in the second and fourth quarters of the calendar year, as customers delay purchasing capital equipment until funds for the purchase have been built into a particular customer's annual capital budget. A limited number of large orders may continue to account for a significant portion of the Company's revenues and as such, the Company's quarterly revenues and results of operations may continue to be materially affected by the receipt or loss of any such orders and by the timing of shipments and deliveries. Furthermore, overall capital spending cycles will likely impact the Company's revenue growth. Accordingly, the Company's future operating results are likely to be subject to significant variability from quarter to quarter and could be adversely affected in any particular quarter. Due to the foregoing factors, it is possible that the Company's operating results may from time to time be below the expectations of public market analysts and investors. In such event, the price of the Company's securities could be adversely affected.

OUR PRODUCTS ARE SUBJECT TO PRODUCT LIABILITY RISK

               The Company's systems consist of high performance thermal chambers and vibration apparatus, which if misused could cause injury. To minimize the risk of injury, the Company has designed its systems with several redundant safety features. The Company is not aware of any injury caused by its systems, and the Company has not experienced any claims for product liability to date. There can be no assurance, however, that such claims will not be made in the future. The Company maintains product liability insurance in the aggregate amount of $2,000,000 per year and has additional insurance in the amount of $1,000,000 for liability in excess of its initial $2,000,000 of coverage. A successful claim against the Company in excess of such coverage could have a material adverse effect on the Company. Further, such insurance is expensive and may not be available in the future on acceptable terms, if at all.

WE NEED TO CONTINUE PRODUCT DEVELOPMENT TO REMAIN COMPETITIVE

          Because of the nature of the Company's products and services, there is the need to work to improve existing products and to develop new products. As a result, the Company is dependent upon the acquisition and retention of key technical personnel, who may be difficult to recruit and who may command high salaries. The Company currently has a development program in process to make significant additions to the system's control software. There is no assurance that this or any other development program will be successful.

WE DEPEND ON OUTSIDE SUPPLIERS TO MANUFACTURE OUR PRODUCT

          The Company's manufacturing activities to date have been limited to assembling components provided by outside vendors. Interruptions in supply of such components could have a material adverse effect on the Company's ability to supply its products to customers until a new source is available and, as a result, could have a material adverse effect on the Company's business, financial condition and results of operations. Because the components of the Company's products are manufactured by outside vendors, the Company's ability to control the quality of its products is somewhat limited. Although the Company has attempted to contract only with reliable suppliers, there is no assurance that it will continue to be successful in this regard.

WE DEPEND ON KEY PERSONNEL

          The Company's operations are materially dependent upon the services of Charles Johnston, President and Chief Executive Officer of the Company. The loss of the services of Mr. Johnston would materially and adversely affect the Company's business. The Company has an employment agreement with Mr. Johnston. There can be no assurance that the Company will retain the members of its current management or that it will successfully attract and retain qualified management and sales personnel in the future.

WE MAY ISSUE ADDITIONAL SHARES OF PREFERRED STOCK THAT MAY ADVERSELY AFFECT THE RIGHTS OF THE HOLDERS OF COMMON STOCK

          The Company's Articles of Incorporation authorize the issuance of up to 2,000,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors ("Preferred Stock"). As of March 31, 2005, there were 726,117 shares of Series B Preferred Stock and 1,272 shares of Series C Preferred Stock issued and outstanding, including accrued paid in kind dividends. See "Description of Securities" for information regarding the dividend, liquidation, conversion, voting, redemption and other rights of these securities. Accordingly, under the Articles of Incorporation the Board of Directors may, without shareholder approval, issue additional shares of Preferred Stock with dividend, liquidation, conversion, voting, redemption or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of any shares of Preferred Stock having rights superior to those of the Common Stock, may result in a decrease of the value or market price of the Common Stock and could be used by the Board of Directors as a device to prevent a change in control of the Company. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion and redemption rights. The Company has no plans to issue shares of Preferred Stock.

WE MAY NOT HAVE SUFFICIENT CASH TO MEET OUR REDEMPTION OBLIGATIONS UNDER OUR SERIES B AND C PREFERRED STOCK, WHICH WOULD HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION.

          We may not have sufficient cash to meet our redemption obligations under our outstanding shares of Series B and C preferred stock. The Series B preferred stock is redeemable at any time after September 1, 2004 at the option of the holders of the Series B preferred stock. The redemption price is equal to $2.15 per share to the extent the Company has funds legally available for such payment. If the Company does not have funds available, at the option of the holders of the Series B preferred stock, the Series B preferred stock can be converted into a debt obligation of the Company in a form acceptable to the holders of the Series B preferred stock. The Series C preferred stock is redeemable at any time after April 1, 2007 at the option of the holder of the Series C preferred stock. The redemption price is equal to $1,000 per share to the extent the Company has funds legally available for such payment. If the Company does not have funds available, at the option of the holder of the Series C preferred stock, the Series C preferred stock can be converted into a debt obligation of the Company in a form acceptable to the holder of the Series C preferred stock.

FUTURE CHARGES DUE TO POSSIBLE IMPAIRMENTS OF ACQUIRED ASSETS MAY HAVE A MATERIAL AFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

          A substantial portion of our assets are comprised of goodwill and other intangible assets, which may be subject to future impairment which would result in financial statement write-offs. Our recent acquisition has resulted in significant increases in goodwill and other intangible assets. Goodwill and unamortized intangible assets, which include an acquired customer list and non-compete agreements, were approximately $1.3 million at December 31, 2004, representing approximately 19% of our total assets. If there is a material change in our business operations, the value of the intangible assets we have acquired could decrease significantly. On an ongoing basis, we will evaluate, partially based on discounted expected future cash flows, whether the carrying value of such intangible assets may no longer be recoverable, in which case a charge to earnings may be necessary. Any future determination requiring the write-off of a significant portion of unamortized intangible assets, although not requiring any additional cash outlay, could have a material adverse affect on our financial condition and results of operations.

WE ARE EXPOSED TO POTENTIAL RISKS FROM RECENT LEGISLATION REQUIRING COMPANIES TO EVALUATE INTERNAL CONTROLS UNDER SECTION 404 OF THE SARBANES OXLEY ACT OF 2002.

          We are evaluating and documenting our internal controls systems so that when we are required to do so, our management will be able to report on, and our independent auditors to attest to, our internal controls, as required by this legislation. We will be performing the system and process evaluation and testing (and any necessary remediation) required in an effort to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes Oxley Act. As a result, we expect to incur additional expenses and diversion of management's time. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such action could adversely affect our financial results and could cause our stock price to decline.

OPTION EXPENSING WILL MAKE IT MORE DIFFICULT TO BE PROFITABLE.

          In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R) SHARE-BASED PAYMENT, which requires the expensing of stock options. These new accounting pronouncements will create additional charges against our income if we were to continue to grant stock options as we have in the past.

COLORADO LAW LIMITS DIRECTOR LIABILITY

          The Company's Articles of Incorporation provide, as permitted by governing Colorado law, that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of the Company against a director. In addition, the Company's Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Colorado law.

OUR STOCK PRICE IS VOLATILE

          Our common stock has experienced, and may continue to experience, substantial price volatility, particularly as a result of variations between our actual or anticipated financial results and the published expectations of analysts and as a result of announcements by our competitors and us. In addition, the stock market has experienced extreme price fluctuations that have affected the market price of many technology companies in particular and that have often been unrelated to the operating performance of these companies. A major decline in the capital markets generally, or in the market price of our securities may negatively impact our ability to make future strategic acquisitions, raise capital, issue debt, or retain employees. These factors, as well as general economic and political conditions, may in turn have a material adverse effect on the market price of our common stock.

FUTURE SALES OF OUR COMMON STOCK REGISTERED FOR PUBLIC SALE BY THIS REGISTRATION STATEMENT COULD CAUSE OUR STOCK PRICE TO DECLINE AND ADVERSELY AFFECT OUR ABILITY TO RAISE CAPITAL

          After this offering, approximately 8,362,383 shares of common stock may be sold on the public market as compared to 4,309,538 shares prior to this offering. If demand to purchase our shares is weak, our stock price could decline, resulting in a significant loss of all or part of your investment.

THE ISSUANCE OF SHARES UPON EXERCISE OF THE WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS.

          The issuance of shares upon exercise of outstanding warrants may result in substantial dilution to the interests of other stock holders since the selling security holder may ultimately convert and sell the full amount issuable upon exercise.

LIMITED TRADING VOLUMES MAY ADVERSELY AFFECT OUR STOCK PRICE

          Historically we have had a very limited trading volume in our common stock. Under these circumstances, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before the sale of the shares. This could also impact our ability to raise capital through the sale of our stock.

OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES

          Our stock is classified as penny stock as defined in the Securities Exchange Act of 1934 and is traded on the OTC Bulletin Board. As a result of this classification, a security holder may find it more difficult to sell stock or to obtain accurate quotations as to the price of our common stock. The penny stock rules adopted by the Securities and Exchange Commission require that broker-dealers follow certain procedures and make certain disclosures prior to executing any transaction in penny stocks. For example, broker-dealers selling penny stocks must provide their customers with a document which discloses the risks associated with investing in penny stocks. The broker-dealer must also approve the transaction as suitable for the customer and determine whether the customer has sufficient knowledge and experience in financial matters in order to evaluate the risks of the investment. The effect of these rules may limit the number of broker-dealers willing to handle transactions in our stock and may limit the number of potential purchasers of the shares of our stock.

                           FORWARD LOOKING STATEMENTS

          Certain statements in this prospectus that are not related to historical results, including statements regarding our business strategy and objectives and future financial position, are forward-looking statements within the meaning of the federal securities laws. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, we cannot assure that they will prove to be accurate. Actual results could be substantially different from those discussed in the forward-looking statements, due to a variety of factors, including unforeseen changes in regulatory policies, competition from other similar companies, market factors and general economic conditions. All forward looking statements contained in this prospectus are qualified in their entirety by this statement.

                                 USE OF PROCEEDS

          We are registering these shares because of registration rights granted to the selling security holders. We will not receive any proceeds from the sale of this common stock by the selling security holders. We will, however, receive the proceeds from the exercise of the warrants, when and if exercised.

                            SELLING SECURITY HOLDERS

               The following table sets forth certain information concerning the resale of the shares of common stock by the selling security holders. We will not receive any proceeds from the resale of the common stock by the selling security holders. We will receive the proceeds from the exercise of the warrants. The Shares are being registered to permit public secondary trading of such securities, and the selling security holders may offer such securities for resale from time to time. See "Plan of Distribution".

          The shares of common stock being offered by the selling security holders fall into two categories: (i) 3,558,101 shares that may be acquired from the Company upon conversion of preferred stock that was issued in various private transactions in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder as the basis for an exemption from registration; and (ii) 494,744 shares that may be purchased by the selling security holders upon exercise of warrants held by such persons to purchase common stock. In connection with such private transactions, the Company agreed to register all such shares of common stock and the shares of common stock issuable upon exercise of the warrants. Except as set forth below, none of such selling security holders has had a material relationship with the Company within the past three years other than as a result of ownership of the securities of the Company. The shares may be offered from time to time by the selling security holders named below or their nominees, and this Prospectus may be required to be delivered by persons who may be deemed to be underwriters in connection with the offer or sale of such securities. See "Plan of Distribution". In accordance with the rules of the Commission, the columns "Common Stock Owned After Offering" show the amount of securities owned by selling security holders after the offering. The numbers in such columns assume all shares registered and offered by this Prospectus, shown in the column "Common Stock Offered" are sold by the selling security holders. However, the selling security holders are not required to sell any of the shares offered, and the selling security holders may sell as many or as few shares as they choose. See "Plan of Distribution".

                                 TOTAL SHARES
                                   ISSUABLE      TOTAL PERCENTAGE
                               UPON CONVERSION       OF COMMON                                    PERCENTAGE OF
                                 OF PREFERRED       STOCK OWNED                    COMMON STOCK    COMMON STOCK
                                 STOCK AND/OR        PRIOR TO       COMMON STOCK    OWNED AFTER    OWNED AFTER
NAME OF SELLING SHAREHOLDERS     WARRANTS(1)        OFFERING(2)      OFFERED(3)     OFFERING(3)     OFFERING(3)
----------------------------   ---------------   ----------------   ------------   ------------   -------------
The Roser Partnership III,
   SBIC, LP(4)                    4,052,845            48.5%          4,052,845         --              --

(1) Assumes conversion of all shares of preferred stock and exercise of all unexpired warrants as of May 15, 2004. Because the number of shares of common stock issuable upon conversion and exercise is dependent upon the time of conversion and exercise, the actual number of shares of common stock cannot be determined at this time.

(2) Assumes full conversion of all shares of preferred stock and exercise of all unexpired warrants on May 15, 2004 and is based on a total of 8,362,383 shares outstanding.

(3)  Assumes sale of all Common Stock offered hereby. See Plan of Distribution.

(4) James Roser, an affiliate of The Roser Partnership III, SBIC, LP, has been a director of the Company since December 1999.

          The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days.

                              PLAN OF DISTRIBUTION

          The distribution of the Shares by the Selling Shareholders is not subject to any underwriting agreement. The Shares offered by the Selling Shareholders may be sold from time to time at designated prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Shareholders are not required to sell any of the Shares offered, and the Selling Shareholders may sell as many or as few Shares as they choose. In addition, the Selling Shareholders may sell the Shares through customary brokerage channels, either through broker-dealers acting as agents or principals. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Shareholders and/or purchasers of the Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Certain Selling Shareholders, and any broker-dealers that participate with the Selling Shareholders in the distribution of Shares, may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. Because the Selling Shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements. The Company has entered into an Investor Rights Agreement with holders of all of the Shares offered hereby, which contains the Company's agreement to indemnify the Selling Shareholders for losses or damages, including losses or damages under the Securities Act to which the Selling Shareholders may become subject arising out of or based upon untrue statements of fact contained in the registration statement of which this Prospectus is a part.

                                LEGAL PROCEEDINGS

     On May 30, 2001, the Company was served with an arbitration demand from Gregg K. Hobbs ("Hobbs"), a former employee, officer and director. The arbitration demand alleged that the Company breached provisions in the original September 30, 1995 separation agreement, executed between Hobbs and the Company, and that Hobbs suffered damages in excess of $7,000,000. The parties selected a single arbitrator with the Judicial Arbiter Group ("JAG") in Denver, Colorado and after several delays a hearing was held before the arbitrator beginning on April

21, 2003. At the conclusion of the arbitration hearing, Hobbs asserted damages of $10,000,000. The arbitrator issued a "Decision and Award" on June 20, 2003, in which the arbitrator found the Company had breached certain provisions of the September 30, 1995 agreement and awarded Hobbs damages in the amount of $261,650. On July 11, 2003, as instructed by the arbitrator, the parties submitted requests for attorney fees and costs and interest. Subsequently, both parties filed pleadings opposing all or part of the other party's request for fees and costs and the Company filed an opposition to Hobbs request for interest.

     On November 17, 2003, the arbitrator made a final award in favor of Hobbs in the amount of $410,729, which includes the net amount of fees and costs awarded to Hobbs as well as interest at 8% from June 20, 2003. In response to efforts by Hobbs to confirm the June 20, 2003 award, the Company filed pleadings contesting confirmation based on irregularities in the arbitration decision and award. Following briefings and two judicial hearings, the Company and Hobbs reached a settlement on February 13, 2004, in which the Company agreed to withdraw its objections to confirmation and Hobbs agreed to accept payment according to a schedule. The schedule called for one lump sum payment of $264,109 on February 17, 2004, which was paid by the Company, and monthly payments, due on the last day of the month, of approximately $19,000 from March through November of 2004, plus interest at 8%. As of December 31, 2004, the Company had completed all payments to Hobbs related to the arbitration award and accrued interest.

     On March 10, 2003, the Company, a former employee, and ASQ Quality Press were served with a complaint in U.S. District Court in Denver, Colorado from Hobbs alleging (i) infringement of copyrights purportedly owned by Hobbs, in violation of the Copyright Act, 17 U.S.C. Sec. 101, (ii) false designation of origin and false or misleading representation in commerce under Sec. 43(a) of the Lanham Act, 15 U.S.C. Sec 1125(a), and (iii) common law unfair competition. The Company filed an answer on March 31, 2003, which denied all allegations of the complaint and on June 23, 2003 the Company asserted a counter-claim against Hobbs seeking damages for copyright infringement, alleging that Hobbs had sold all of his HALT and HASS related intellectual property to the Company in 1994 for valuable consideration. On November 3, 2003 the Company filed a motion for partial summary judgment, and on May 21, 2004, the Company filed a motion for leave to supplement its motion for summary judgment. On June 19, 2004, the Judge granted the Company's motion for summary judgment, finding that Hobbs had sold the copyrighted material to the Company for valuable consideration in 1994 and the Court issued an order that Hobbs must pay QualMark's legal fees and costs based on a finding that Hobbs' case was frivolous and his legal positions were not reasonable. The Company submitted an application for fees and costs totaling $243,000. Hobbs has opposed the application for fees, which the U.S. District Court Judge has not yet ruled on. Hobbs also appealed the grant of summary judgment in favor of the Company to the United States Court of Appeals for the 10th Circuit. The appeal was fully briefed by all parties and oral argument was held on January 13, 2005 before a three judge panel of the Court of Appeals. In an Order and Judgment dated March 11, 2005, the Court of Appeals panel unanimously affirmed the decision of the District Court, stating that it agreed with the District Court that summary judgment was appropriate with respect to ownership of the copyrights, that the Copyright Act preempts Hobbs' claims under the Lanham Act and state unfair competition law and that the District Court did not abuse its discretion in awarding attorneys' fees to QualMark. The Court of Appeals also denied Hobbs' motion for permission to file a short rebuttal to supplement oral argument. There is no assurance that Hobbs will not request reconsideration of the three Judge panel's decision by the full Court of Appeals or seek review by the United States Supreme Court. However, were he to do so, the Company believes his prospects for success would be minimal. The Company does expect that the U.S. District Court Judge will now rule on the pending application for fees and costs.

     The Company's counterclaim against Hobbs alleging copyright infringement was dismissed without prejudice based on the Company's having not registered its copyrights prior to initiating the counterclaim. The Company had registered its copyrights in seminar materials with the Register of Copyrights after it filed its counterclaim and the Company has re-filed its infringement action in the U.S. District Court for Colorado and also sought a preliminary injunction to prevent Hobbs from using the Company's copyrighted materials without permission. A hearing on the preliminary injunction was held on July 27, 2004. On September 16, 2004, the U.S. District Court denied the Company's motion for a preliminary injunction and ruled that the matter of Hobbs' alleged infringement of the Company's copyrights and any remedy for such infringement must go to trial.

     There is no assurance that the Company will be awarded by the U.S. District Court all of the fees and costs applied for or that Hobbs will voluntarily pay the Company amounts awarded by the Court. The Company will vigorously pursue its claim for fees and costs and seek to collect any award in full and will take all legal steps necessary to protect its favorable ruling on appeal.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

          The following table sets forth the names and ages of our current directors, executive officers and significant employees. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. All executive officers are appointed by the Board of Directors and serve at the Board's discretion. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

NAME                  AGE                  POSITION
----                  ---                  --------
Charles D. Johnston    62          President, CEO, Director
William Sanko          65           Chairman of the Board
James L.D. Roser       77                  Director
Alan T. Valenti        51                  Director
Gerald Laber           61                  Director
Anthony Scalese        31             Secretary and CFO
Alan Perkins           45   Vice President of Sales and Marketing
Gregory Leger          43    Vice President of Technical Services

          Charles D. Johnston. Mr. Johnston has served as a director of the Company since August 2000, as well as the Company's President and Chief Executive Officer. Mr. Johnston brings to the Company nearly 30 years of senior management, operations, sales and marketing experience with Philips Electronics and Texas Instruments. From 1992 to July 2000, he was president and CEO of Philips Laser Magnetic Storage, a 250-person, multi-location manufacturer of optical disk drives and tape drives. Between 1976 and 1992, Mr. Johnston held positions of increasing responsibility with several Philips divisions, culminating in a senior vice presidency and general managership of Airpax Corporation.

          James L.D. Roser. Mr. Roser has been a director of the Company since December 1999. He received a bachelor's degree in economics from Bucknell University and an MBA from Harvard University. His early career was in investment banking and portfolio management in New York City from 1952 to 1973. He was a member of the investment-banking department at Smith, Barney & Co. from 1952 to 1962. In 1962 he transferred to Brown Brothers Harriman where he managed private funds. From 1967 to 1973 he was the partner in charge of the investment management department of Cyrus J. Lawrence & Co. Mr. Roser has lived in Boulder, Colorado since 1978, where he has actively participated in small business investments. In 1993 Mr. Roser co-founded the Roser Partnership II and became an early investor in QualMark Corporation through this fund in 1994.

          William Sanko. Mr. Sanko has been a director of the Company since October 1997. From 1984 to 1996, Mr. Sanko was President and CEO of XEL Communications, Inc., a manufacturer of voice and data products used by telephone companies to provide private line services to businesses. In 1995, XEL was purchased by Gilbert Associates, Inc., now Salient 3 Communications, Inc. Mr. Sanko holds a BS degree in Electrical Engineering from Gannon University and an MBA from the University of Connecticut.

          Alan T. Valenti. Currently, Mr. Valenti is the Corporate Controller of VSMPO-Tirus US, Inc., the United States subsidiary of VSMPO, the world's largest producer of titanium. From May 2003 to July 2004 he was an independent financial consultant. Mr. Valenti was Chief Financial Officer of Roser Ventures LLC, Boulder, Colorado from March 1999 through May 2003. From October 1997 through December 1998, Mr. Valenti was Vice President Finance of Gallagher Enterprises LLC, a Denver based family investment holding company. From May 1991 through October 1997 Mr. Valenti served as Corporate Controller for Applied Industrial Materials Corporation and Titanium Metals Corporation, both located in Denver, Colorado. Mr. Valenti also spent 10 years in public accounting. Mr. Valenti is a CPA, holds an MBA from Rutgers University and a BA in Accounting from St. John's University.

          Gerald Laber. Mr. Laber spent 33 years with Arthur Andersen, LLP, including over 20 years as an audit partner with extensive experience in auditing public companies and dealing with financial statement disclosure and accounting matters. Mr. Laber is an active member of several Boards of Directors of publicly traded companies, including; SpectraLink (Nasdaq: SLNK), located in Boulder, Colorado; Healthetech, Inc. (Nasdaq: HETC), located in Golden, Colorado; Centennial Specialty Foods (Nasdaq: CHLE), located in Englewood, Colorado; and Scott's Liquid Gold, Inc. (OTCBB: SLGD.OB) located in Denver, Colorado. Mr. Laber is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Laber is a CPA and holds a BS in Business Administration, with a major in accounting, from the University of South Dakota.

          Alan Perkins 45. Mr. Perkins joined the Company as Vice President of Sales and Marketing in August 2003. Mr. Perkins is a seasoned and successful business executive. His career background has included start-up entrepreneurship, sales management and business development and marketing, as well as operations both in international and domestic markets. He has served organizations providing solutions for Mobile Supply Chain Logistics, Enterprise Software, and the Content Delivery Management verticals. Mr. Perkins holds an MBA from Loyola University in Baltimore Maryland and a. B.S. in Engineering from Texas A&M University.

          Gregory S. Leger 43. Mr. Leger joined the Company as Vice President of Technical Services in October 2001. Mr. Leger brings 10 years of senior management experience within the electronic and mechanical industrial markets. From 1995 to 2001 Mr. Leger was the sustaining engineering manager for Plasmon Laser Magnetic Storage, formerly Philips LMS. Mr. Leger has a B.S. degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a MS degree from University of New Mexico in Mechanical Engineering.

          Anthony A. Scalese, 31. Anthony Scalese joined the Company in February 2000 as Corporate Controller, to oversee all accounting, finance and administrative functions. In May of 2001, Mr. Scalese was appointed Vice President of Finance and Administration and Secretary of the Company, and subsequently on March 24, 2003 appointed Chief Financial Officer. Mr. Scalese has held various financial management positions over the past ten years in both corporate and public accounting, for companies such as Coca-Cola Enterprises and Foundation Health Systems. Mr. Scalese is an active CPA and holds a B.S. degree in Accounting from Colorado State University.

          During the fiscal year ended December 31, 2004, there were seven meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

          There is no family relationship between any current or prospective director of the Company and any other current or prospective executive officer of the Company. None of the directors hold directorships on other Boards of Directors of other companies required to report under the Securities Exchange Act of 1934. None of the directors or key employees have been the subject of any proceeding within the past five years that are material to an evaluation of his ability or integrity.

          The Company has determined that it has at least one audit committee financial expert serving on its audit committee. The financial expert is Gerald Laber and he is independent as defined by Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock and Preferred Stock as of April 21, 2005, by each person known by the Company to own beneficially more than five percent (5%) of the outstanding stock of the Company, on an as-converted to Common Stock basis, certain executive officers, each director and director nominee of the Company, and all directors and executive officers as a group. The Company believes that each of such persons has the sole voting and dispositive power over the shares held by him except as otherwise indicated in the footnotes and subject to applicable community property laws. The shares presented in this table are reported on an as-converted to Common Stock basis and assume the conversion of any payment-in-kind dividend payable on the Preferred Stock as of April 21, 2005.

          NAME AND ADDRESS            AMOUNT AND NATURE OF
        OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP   PERCENT OF CLASS
        -------------------           --------------------   ----------------
James L.D. Roser
4580 Florence Street
Denver, CO 80238                          4,440,168(1)             47.2%

The Roser Partnership III, SBIC, LP
1105 Spruce Street
Boulder, CO 80302                         4,232,233(2)             45.0%

The Roser Partnership II, LTD
1105 Spruce Street
Boulder, CO 80302                           172,635(3)              1.8%

Charles D. Johnston
4580 Florence Street
Denver, CO 80238                            189,000(4)              2.0%

William Sanko
4580 Florence Street
Denver, CO 80238                             91,000(5)                *

Gerald Laber
4580 Florence Street
Denver, CO 80238                             10,000(6)                *

Alan T. Valenti
4580 Florence Street
Denver, CO 80238                             24,000(7)                *

Gregory Leger
4580 Florence Street
Denver, CO 80238                             19,980(8)                *

Anthony A. Scalese
4580 Florence Street
Denver, CO 80238                             14,224(9)                *

Alan Perkins
4580 Florence Street
Denver, CO 80238                             17,160(10)               *

Partners for Growth
San Francisco, CA 94105                     602,410(11)             6.4%

All Directors and Executive
Officers as a group (8 persons)           4,805,532(12)            51.1%

----------
*    Less than one percent.

(1) Includes 2,300 shares of Common Stock and options to purchase 33,000 shares of Common Stock, which are currently exercisable or become exercisable within 60 days, directly owned by James Roser, 172,635 shares of Common Stock owned by The Roser Partnership II Ltd., and 417,153 of warrants, beneficially owned by The Roser Partnership III, SBIC, LP, 726,117 shares of Convertible Series B Preferred Stock (convertible into 1,693,223 shares of Common Stock) beneficially owned by The Roser Partnership III, SBIC, LP and 1,272 shares of Convertible Series C Preferred Stock (convertible into 2,121,857 shares of Common Stock) beneficially owned by The Roser Partnership III, SBIC,LP. Mr. Roser co-manages The Roser Partnership II Ltd. and III, SBIC, LP investment funds, which are shareholders of the Company.

(2) Includes warrants to purchase 417,153 shares of the Common Stock which are currently exercisable or become exercisable within 60 days and 726,117 shares of Series B Preferred Stock convertible into 1,693,223 shares of Common Stock and 1,272 shares of Series C Preferred Stock convertible into 2,121,857 shares of Common Stock.

(3)  Includes 172,635 shares of Common Stock.

(4) Includes options to purchase 188,000 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days, and 1,000 shares of Common Stock.

(5) Includes options to purchase 88,000 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days, and 3,000 shares of Common Stock.

(6) Includes options to purchase 10,000 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.

(7) Includes options to purchase 24,000 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.

(8) Includes options to purchase 13,980 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days, and 6,000 shares of Common Stock.

(9) Includes options to purchase 14,224 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.

(10) Includes options to purchase 17,160 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.

(11) Includes 602,410 shares of (as-converted) Common Stock from a $1,000,000 convertible debt instrument.

(12) Includes options to purchase 388,364 shares and warrants to purchase 417,153 shares of the Common Stock which are currently exercisable or become exercisable within 60 days, and includes 184,935 shares of Common Stock and 727,388 shares of Preferred Stock, convertible into 3,815,080 shares of Common Stock.

                            DESCRIPTION OF SECURITIES

General

          As of the date of this prospectus, the authorized capital stock of our Company consists of (a) 15,000,000 shares of common stock, no par value, 4,133,348 of which are issued and outstanding, 724,770 shares of which are reserved for future issuance to employees and consultants upon exercise of options granted pursuant to the Company's stock option plan, 442,153 shares of which are reserved for exercise of existing warrants, 1,693,222 of which are reserved for future issuance upon conversion of the Series B shares and 2,121,857 of which are reserved for future issuance upon conversion of the Series C shares; and (b) 2,000,000 shares of Preferred Stock, 1,000,000 of which are designated as Series B with 726,117 issued and outstanding, and 3,000 are designated at Series C with 1,272 issued and outstanding. At April 21, 2005, the Company had approximately 1,048 beneficial shareholders and 31 shareholders of record. The Company has never paid a cash dividend and does not intend to do so in the future.

          The following is a description of our securities taken from provisions of our Article of Incorporation and by-laws, each as amended, and our certificates of designation of preferred stock. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation, by-laws and certificates of designation as currently in effect.

Common Stock

          All shares of common stock have one vote and vote together as a single class. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the Directors. The holders of the common stock do not have preemptive or preferential rights to acquire any of our securities.

Series B Convertible Preferred Stock

          A portion of the securities being offered by the selling security holders represent shares of common stock that are issuable upon the conversion of shares of Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock is convertible into the number of shares of common stock as determined by dividing $2.15 by the conversion rate. The conversion rate is initially $0.922 and is subject to adjustment if we pay dividends on our common stock, subdivide or split our common stock, or combine our common stock into a smaller number of shares.

          Each share of Series B Convertible Preferred Stock is entitled to one vote for each share of common stock into which each share of Series B Convertible Preferred Stock is convertible into as of the date the vote is taken. The holders of the Series B Preferred Stock shall vote with the holders of the common stock as one class.

          Each share of Series B Convertible Preferred Stock is entitled to accrue dividends at the rate of 8.0% per year, payable quarterly. All dividends earned during the first year following issuance were paid in kind in shares of Series B Convertible Preferred Stock at the conversion rate. After the first year, we can pay the dividends in cash or in kind. If we declare a dividend on our common stock, each share of Series B Convertible Preferred stock is entitled to receive an equal per share dividend based on the number of shares of common stock into which the Series B Convertible Preferred Stock is convertible into as of the date the dividend is declared.

          Upon liquidation, dissolution or winding up, before any payment or distribution is made to the holders of common stock, after the payment of our liabilities, the holders of Series B Convertible Preferred Stock will be entitled to be paid $2.15, for each share of Series B Convertible Preferred Stock outstanding plus all declared and unpaid dividends.

          After September 1, 2004, if we have funds legally available, we may be required to redeem each share of Series B Convertible Preferred Stock, at the option of the shareholder. The amount that we will pay to redeem each share of Series B Convertible Preferred Stock is $2.15 per share plus any accumulated but unpaid dividends.

Series C Convertible Preferred Stock

          A portion of the securities being offered by the selling security holders represent shares of common stock that are issuable upon the conversion of shares of Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock is convertible into the number of shares of common stock as determined by dividing $1,000,000 by the conversion rate. The conversion rate is currently $0.5993 and is subject to adjustment if we pay dividends on our common stock, subdivide or split our common stock, or combine our common stock into a smaller number of shares.

          Each share of Series C Convertible Preferred Stock is entitled to one vote for each share of common stock into which each share of Series C Convertible Preferred Stock is convertible into as of the date the vote is taken. The holders of the Series C Preferred Stock shall vote with the holders of the common stock as one class.

          Each share of Series C Convertible Preferred Stock is entitled to accrue dividends at the rate of 8.0% per year, payable quarterly. All dividends earned during the first year following issuance were paid in kind in shares of Series C Convertible Preferred Stock at the conversion rate. After the first year, we can pay the dividends in cash or in kind. If we declare a dividend on our common stock, each share of Series C Convertible Preferred stock is entitled to receive an equal per share dividend based on the number of shares of common stock into which the Series C Convertible Preferred Stock is convertible into as of the date the dividend is declared.

          Upon liquidation, dissolution or winding up, before any payment or distribution is made to the holders of common stock, after the payment of our liabilities, the holders of Series C Convertible Preferred Stock will be entitled to be paid $1,000 for each share of Series C Convertible Preferred Stock outstanding plus all declared and unpaid dividends.

          After April 1, 2007, if we have funds legally available, we may be required to redeem each share of Series C Convertible Preferred Stock, at the option of the shareholder. The amount that we will pay to redeem each share of Series C Convertible Preferred Stock is $1,000 per share plus any accumulated but unpaid dividends.

Warrants

          We also issued five-year warrants to purchase 417,153 shares of our common stock to The Roser Partnership III, SBIC, LP on March 27, 2002 (the "new warrants"). The new warrants were also issued in connection with a Preferred Stock Purchase Agreement of the same date. The new warrants are exercisable at a purchase price of $1.265, subject to certain adjustments.

Registration Rights

          We agreed to file a registration statement to register all shares of common stock owned now or in the future by The Roser Partnership III, SBIC, LP, any shares of common stock issued or issuable upon conversion of preferred stock, and any shares of common stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of any shares. This prospectus is a part of that registration statement. We agreed to pay all expenses for registration of the securities. In addition, we agreed to comply with all necessary state securities laws so as to permit the sale of the common stock by the investors.

          We agreed to use our best efforts to cause this registration statement to become effective within 120 days from the closing date of the Preferred Stock Purchase Agreement. If the registration statement is not declared effective by the Securities and Exchange Commission within this period, we agreed to pay the investor an amount equal to $273.97 for each additional day that the registration statement is not declared effective for a period of up to 12 months. The Company met its obligations under this agreement and no additional payment was due.

                                 INDEMNIFICATION

          The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if: (i) the officer or director acted in good faith; (ii) the person reasonably believed, in the case of conduct in an official capacity with the Company, that his or her conduct was in the best interests of the Company, or in all other cases, that his or her conduct was at least not opposed to the Company's best interests; and, (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. If the officer or director is successful on the merits in such a proceeding, the Colorado Act requires the Company to indemnify the officer or director against all expenses, including attorneys' fees incurred in connection with any such proceeding. The Colorado Act authorizes the Company to advance expenses incurred in defending any such proceeding under certain circumstances. Article XII of the Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the Colorado Act.

          The Colorado Act permits the Company to limit the personal liability of its directors for monetary damages for breaches of fiduciary duty as a director, except for breaches that involve the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts involving unlawful dividends or stock redemptions or transactions from which the director derived an improper personal benefit.
Article XIII of the Company's Articles of Incorporation includes such a provision which limits the personal monetary liability of its directors.

          Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

          QualMark Corporation ("QualMark" or "the Company") designs, manufactures, and markets proprietary equipment that rapidly and efficiently expose product design and manufacturing-related defects for the purpose of improving product quality and reliability. The Company's high performance physical stress equipment supports significant improvements in the process of Design Verification Testing ("DVT") and Environmental Stress Screening ("ESS"). DVT is the process by which electronic product manufacturers ensure their products perform within the previously determined operating ranges (commonly known as "specifications"). ESS is the testing process used by these same manufacturers to expose production-related defects.

     The Company's equipment allows manufacturers to determine the true operating limits of their products. This gives manufacturers the necessary information to reduce design costs, improve product reliability, shorten time to market, reduce warranty costs, and extend warranty periods. The Company's equipment is used by manufacturers in a wide range of industries to perform highly accelerated stress testing on products such as circuit boards, personal computers, monitors, flight navigation systems, cellular telephones, LAN/WAN equipment and consumer electronics.

     The Company evolved from a business manufacturing and marketing its proprietary OVS (Omni-axial Vibration System) or Typhoon ("Typhoon") equipment to a full service organization offering HALT (Highly Accelerated Life Test) and HASS (Highly Accelerated Stress Screen) test services as well. The Company operates a network of test centers, known as Accelerated Reliability Test Centers ("ARTC"), which provide comprehensive HALT and HASS test and support services to industry. These services include accelerated reliability improvement test services (HALT and HASS) using QualMark's OVS physical stress equipment performed either in the ARTC test centers or at the customer's site.

     QualMark currently operates four test centers located in the metropolitan areas of Denver, Colorado, Huntington Beach, California, Santa Clara, California, and Boston, Massachusetts. The Company also utilizes three domestic strategic agreements with large testing companies in Detroit, Michigan, Hillboro, Oregon, and Huntsville, Alabama. In addition, the Company has established strategic agreements with IMQ Instituto Del Marchia Di Qualita, Institutet

For Verkstadsteknisk Forskning, and the Swedish Institute of Production Engineering to operate testing centers in Enschede, Netherlands, Milan, Italy, and Molndal, Sweden. As domestic or international demand for its products and services grows, the Company may further expand its domestic and international presence by expanding strategic arrangements with other test lab organizations.

     QualMark Corporation was organized in July 1991 as a Colorado limited liability company and was later incorporated in March 1992 in Colorado. The Company completed its initial public offering in April 1996.

     On November 15, 2004, QualMark Corporation completed the asset acquisition of Connecticut based ACG Dynamics Inc.("ACG") an electro-dynamic shaker service company. ACG is headquartered in West Haven, Connecticut and is a leader in supplying electrodynamic systems, components, and service to the worldwide vibration test equipment market. QualMark formed a separate wholly-owned C-corporation subsidiary, QualMark ACG Corporation ("QualMark ACG"), to assume all acquired assets and assumed liabilities of ACG. The newly formed QualMark ACG provides turn-key vibration testing systems consisting of factory rebuilt/upgraded electrodynamic systems, new QualMark ACG built solid state power amplifiers and new digital vibration controllers.

About ACG:

     ACG was founded in June of 1972, as ACG Incorporated, a consultant engineering firm specializing in electro-mechanical design, development and prototype buildup. The ongoing need for restoring existing vibration test systems coupled with the expertise in this field gained by the original founder, Andrew C. Grimaldi (as a vibration test engineer, electro-mechanical design engineer, vibration isolator designer and vibration test equipment designer), caused the company to eventually turn its attention fully toward the rebuilding and upgrading of vibration test equipment.

     Initially, ACG developed a capability to rebuild armatures for vibration exciters, to supply replacement field coils and to supply replacement parts for exciters (shakers), amplifiers and controls. Over the years, ACG has built its expertise in this field, with specialized personnel and facilities dedicated to the restoration, upgrading, service / maintenance, trouble shooting and repairing of vibration test equipment. In the past twenty-eight years ACG has become the largest independent source in the world for armature rebuilding, replacement field coils and replacement parts for all makes of vibration test equipment. ACG's factory services complimented by its expert field engineering services provide customers with prompt, professional assistance to resolve any vibration test equipment problem in the most cost effective way.

     In the past thirteen years, ACG has expanded it's capability into system integrations, which includes supplying complete vibration test systems consisting of pre-owned factory rebuilt and upgraded shakers coupled with new ACG built solid state power amplifiers and a variety of new computer based controllers. ACG frequently provides turnkey systems to its clients, consisting of factory refurbished horizontal slip tables, new combination air-isolated bases, head plates / head expanders, various instrumentation and field engineering support to install / demonstrate systems. ACG also provides new solid state power amplifiers, special switching networks, special field supplies and matching transformers to mate with any existing shaker, along with shaker refurbishing and upgrades to a 2" stroke, to achieve state-of-the-art-performance.

PRODUCTS AND SERVICES

     THE TYPHOON COMBINED STRESS SYSTEM

     The Company's Typhoon Combined Stress Systems for HALT and HASS are comprised of two main subassemblies: the LF Vibration Assembly, which applies vibrational stresses, and the UltraRate Thermal Chamber Assembly, which applies thermal stresses and houses the vibration assembly.

     The LF Vibration Assembly

     The LF (low frequency) Vibration Assembly is a new generation vibration system, which the Company introduced in 1999. This system has increased low frequency compared to the Omniaxial vibration system previously produced and sold by the Company. The LF system is a multi-axis vibration system comprised of a table, actuators and unique attachment system and is the heart of the Company's technology. The vibration table moves simultaneously in three linear axes and three angular rotations. Each axis has broad-band random vibration, with all frequencies present, all of the time. While the traditional frequency range used for Design Verification Testing (DVT) and Environmental Stress Screening (ESS) is from 2Hz to 2,000 Hz, the Company's system creates vibrational forces between 2Hz and 10,000 Hz. The new LF table has significantly increased low frequency energy available resulting in more effective testing and screening for larger sub-systems. It also provides extremely complex motion across a broad frequency range, which is desirable for many current electronic technologies. Thus, the system creates virtually any vibration that could occur naturally during product use. This is important in testing and screening applications to expose most flaws, whether it is design or process related, before the product is placed into service.

The LF Vibration System consists of two major components:

     Vibration Table

          The patented table is constructed out of a top plate, thermal insulation layer and supporting under structure. This new design is significantly lighter and stiffer than the previous design, resulting in higher low frequency energy and improved energy distribution over the active frequency range. This table has proved particularly effective in the testing of assemblies with larger components. The Company while continuing to supply a range of standard table sizes has also produced custom sizes to meet customer requirements. The Company uses an outside source to produce its vibration tables, however the Company is not dependent on a single source of supply and controls all design and documentation.

     ASX and LF2 Actuators

          Attached to the bottom surface of the under structure are a set of pneumatic piston driven actuators. The method of attachment is also the subject of a patent application, as the unique method shapes the frequency distribution. There are two types of actuator used, the patent pending ASX and the licensed LF2. The ASX actuator is an evolution of the patented Autosmear actuator. The Company is the sole licensee of the LF2 actuator from Storage Technology Corporation. The combination of actuators provides excitation in both the low and high frequency areas of the energy spectrum. Compressed air is used to drive the pistons in the actuators to impact the top of the actuators, translating the energy through the attachment system to vibration energy in the table.

          The unique design of these actuators when used in conjunction with the new table generates an even distribution of vibratory energy in the frequency spectrum. This provides for more effective fault detection and screening. The Company has released this technology in all the OVS system sizes.

     The UltraRate Thermal Chamber Assembly

          The UltraRate Thermal Chamber, which houses the OmniAxial Vibration Assembly, changes temperature at rates up to 600 degrees Centigrade per minute as measured on the product being tested. This high rate of change results in highly effective design verification during HALT and extremely short production screens during HASS, requiring less equipment and personnel to perform a given series of thermal cycles. The Company believes that its UltraRate Thermal Chambers, comprised of patented and patent pending features, have one of the highest rate of thermal change available in the environmental stress screening industry. This capability significantly reduces test time, with resulting cost reductions in equipment and personnel.

          In spite of rapid temperature change and complex vibration spectra, the system is extremely quiet, allowing it to be used in standard lab and manufacturing environments without the necessity of building costly special stress screening rooms.

TYPHOON TECHNOLOGY:

     The Typhoon technology represents the newest development in UltraRate Thermal technology. The technology lowers operating costs by reducing thermal mass of the chamber and optimizing the efficiency of the air flow system, which consequently reduces operating costs.

The Typhoon Combined Stress System Product Line

     The Company's Typhoon Combined Stress Systems for HALT and HASS are presently available in six sizes, including a vibration only tabletop model
(OVTT). The number after the "Typhoon" in the Company's product models represents the linear footage of the vibration table as explained below. Therefore, an Typhoon-1.5 contains a one and one half foot by one and one half foot table, an Typhoon-2.5 contains a two and a half foot by two and a half foot table, and so on. In addition to these standard systems, the Company has also designed and manufactured custom systems to meet unique customer requirements. Through this product spectrum, the Company provides systems capable of meeting virtually every accelerated design ruggedization and production-screening requirement. The variety of chamber sizes allows customers to purchase equipment that meets their requirements and to consume only the energy necessary to meet their requirements. The Typhoon system has a unique patented feature which allows the user to raise the shaker table, thus decreasing the internal volume of the chambers to the minimum size required. By cooling and heating a smaller volume, the customer can save considerably on power and liquid nitrogen requirements.

     Typhoon-1.5:

          The Typhoon-1.5 is the smallest version of the Typhoon product line. The Typhoon -1.5 is a truly portable, multi-axis vibration and high performance thermal chamber. Equipped with all the same operating features of the larger Typhoon systems, including a PC controller, the Typhoon -1.5 is primarily used by manufacturers of small products (such as "palm size" circuit boards, modem cards for notebook computers, disk drives, etc.) and usually in the product development (HALT) area. The Typhoon -1.5 can generate random vibration forces of 40 Grms (2Hz-10,000 Hz) on the 18"x18" vibration table and up to 600 degrees Centigrade per minute change on the product under test within the 18"x17"x13" internal dimension (ID) thermal chamber.

     Typhoon-2.0:

          The Typhoon-2.0 is the second smallest version of the Typhoon product line. The Typhoon -2.0, like the 1.5, is a truly portable, multi-axis vibration and high performance thermal chamber that allows for additional testing area for smaller components. Equipped with all the same operating features of the larger Typhoon systems, including a PC controller, the Typhoon -2.0 is primarily used by manufacturers of small products (such as "palm size" circuit boards, modem cards for notebook computers, disk drives, etc.) and usually in the product development (HALT) area. The Typhoon -2.0 can generate random vibration forces of 40 Grms (2Hz-10,000
     Hz) on the 24"x24" vibration table and up to 600 degrees Centigrade per minute change on the product under test within the 18"x17"x13" internal dimension (ID) thermal chamber.

     Typhoon-2.5:

          The Typhoon-2.5 is, historically, the most popular system in the Typhoon product line. A mid-size system, the PC-controlled Typhoon-2.5 is equipped with four actuators mounted to the vibration table. The Typhoon-2.5 LF vibration system can generate 50 Grms from 2Hz to 10,000 Hz. The vibration table is 30"x30", and is enclosed within a thermal chamber that is 36"x36x37" (ID). The thermal chamber is capable of up to 600 degrees Centigrade per minute change on the product under test. Typical uses of the Typhoon-2.5 include mid-size product HALT applications (disk drives, small computers, power supplies, monitors, etc.) and small volume HASS applications (multiple disk drives, multiple modem cards for notebook computers, etc.)

     Typhoon-3.0:

          The Typhoon-3.0 has begun to generate the most attention in the Typhoon product line. A mid-size system, the PC-controlled Typhoon-3.0 is equipped with four actuators mounted to the vibration table. The Typhoon-3.0 contains the same capabilities as the Typhoon-2.5, but allows for additional testing area. The additional testing area allows the user to utilize the chamber for either HALT (engineering based tests) or HASS (production line tests). The Typhoon-3.0 LF vibration system can generate 50 Grms from 2Hz to 10,000 Hz. The vibration table is 36"x36", and is enclosed within a thermal chamber that is 36"x36x37" (ID). The thermal chamber is capable of up to 600 degrees Centigrade per minute change on the product under test. Typical uses of the Typhoon-3.0 include mid-size product HALT applications (disk drives, small computers, power supplies, monitors, etc.) and small volume HASS applications (multiple disk drives, multiple modem cards for notebook computers, etc.)

     Typhoon-4.0:

          The most common application for the Typhoon-4.0 is large volume production screening (HASS) on computers, monitors, communications systems, etc. The PC-controlled Typhoon-4.0 is equipped with a 48"x48" vibration table housed within a 55"x54"x54" (ID) (table in lower position) thermal chamber capable of producing temperature changes of up to 700 degrees Centigrade per minute on the product under test. The Typhoon vibration system is equipped with twelve actuators that produce up to 50 Grms random vibration force.

     Omni Vibration Table Top (OVTT)

          The OVTT (Omni Vibration Table Top) system enables users to quickly and conveniently perform evaluations for field returns, spot audits and pre- and post- release product design verifications. The OVTT system uses the Company's patented Six Degrees of Freedom vibration technology, which includes the same specification as the OVS-1.5 vibration table, and was designed with low air requirements and low noise levels, making it efficient and inexpensive to use. The OVTT has the flexibility of a table top vibration system, which allows companies to mount the OVTT into most environmental chambers.

     A one year limited warranty is included with each Typhoon system sold. Various options and accessories are available for each OVS model, including oxygen monitors, vacuum hold down apparatus (for product fixturing requirements), extended warranties, and on-site applications assistance.

QUALMARK ENGINEERING SERVICES ("QES")

     The Company offers a range of engineering services tailored to help solve test process problems. The services that are offered under QES are:

          -    HALT and HASS testing procedure development

          -    Precision production fixturing solutions

          - Automated electronic functional test equipment design and development

          -    Test and process data warehousing

          -    Remote viewing and analysis of test data through Internet linking

     The Company reviews each project with experts in the various fields and compiles a proposal, which typically includes investigation, specification, and execution. After the system or process is installed, the Company continues to work with the client's staff to monitor and support the product and process. This approach gives customers access to experts in varying fields at a time when internal resources are often overburdened. The result is a better product delivered to the marketplace, faster.

ACCELERATED RELIABILITY TEST CENTERS

     The Company has a network of ARTC test centers at various locations in the United States and Europe, which provide test services and on-site applications support services. The Company is uniquely positioned to offer comprehensive HALT/HASS test services to manufacturers. The QualMark test service business includes accelerated reliability test services performed in the Company's test centers and on-site applications support services. These services allow a broad range of customers convenient access to the Company's technology while also serving as valuable sales tools for gaining system orders. Each test center is equipped with a Typhoon-2.5, Typhoon-3.0, or Typhoon-4.0, at least one applications engineer and ancillary testing equipment.

     The Company's strategic agreements with test centers in the U.S. and throughout Europe consist of the Company contributing one Typhoon-2.5 system and the partner providing the lab facility, personnel and sales management. In return for its contribution of these systems to these agreements, the Company receives a percentage of the revenues generated by the Typhoon systems.

     The test center is a valuable tool for the Company's sales organization to stimulate system sales from those clients who are not willing to commit capital without being able to experience a demonstration of the benefits using their own product. Of strategic importance to the Company, the testing service business provides for more consistent revenues.

     The Company may open additional test centers domestically or internationally, principally in metropolitan areas with a heavy concentration of potential client companies and in which the Company has a factory sales representative responsible for the target metro area.

     Based on client demand, the Company offers on-site applications support services, principally through its ARTC network, to its clients as well as competitors' customers. Specifically, the Company advises customers how to apply HALT and HASS techniques to their products.

QUALMARK ACG CORPORATION (ACG)

     ACG manufacturing services include complete factory rebuilt vibration test systems and shakers. ACG offers new solid-state amplifiers to help drive existing shakers of all models, as well as be utilized in conjunction with older restored systems. ACG will rebuild all makes and models of exciters (shakers) and upgrade exciters to produce longer stroke, as well as rebuilding armatures or the moving elements on all makes and models. Replacement field coils can be rebuilt for most makes and models of exciters; field-degaussing coils can also be repaired or reconditioned. ACG has improved the suspension systems for higher reliability and ease of maintenance. Fully bonded replacement of moving elements is also provided. ACG has the capabilities to design and fabricate high-tech low-weight, high frequency armatures as well as custom dynamic testing equipment. Special transformers and electric coils can also be designed and built or rebuilt if necessary.

     ACG field engineering services include onsite complete diagnostic testing, troubleshooting and repair of all makes and models of vibration systems. ACG has the capability to rebuild or upgrade systems onsite, as well as the replace solid-state electronics. ACG provides technical expertise on all makes and models of exciters, amplifiers and vibration controllers. Individual instruction on system installation, maintenance, calibration and operation of all systems can also be provided onsite.

MARKETING

     During 2004, the Company placed into action a strategic marketing and sales program that is designed to leverage QualMark's market knowledge to be identified as the "Knowledge Leader" in the Accelerated Testing industry. In 2005, the Company will continue to educate customers through Webinars (web based seminars) and other forums expanding the knowledge base in the overall reliability process.

The following was achieved during 2004:

     1. The Company realized strong vertical and horizontal sales penetration in the core market segments.

     2. The Company continued to streamline marketing support operations and redefined the positioning statement as the Knowledge Leader.

     3. The Company acquired several strategic customers who have adopted a QualMark Product as the configuration for corporate and supply vendor testing.

     4.   Technology upgrade revenues continued to flourish during 2004.

SALES STRATEGY

     QualMark utilizes twenty-nine independent domestic and international sales representatives including representatives from the European, Mexican, Middle Eastern, Australian, and Asian sectors to sell and distribute its equipment and test services. QualMark also employs four sales managers who oversee the independent sales representatives and are responsible for customer relationships and business development.

CUSTOMERS

     The Company continues to market and sell its systems to the leading corporations of the world in the Consumer Electronics, Avionics, Automotive, and Defense industries. QualMark is uniquely positioned to support the Reliability Testing requirements of our Global Customers through our Global Sales and Service Network. From the Company's inception, more that 500 test systems have been sold worldwide to more than 400 customers. During 2004, one customer comprised approximately 22% of the Company's revenue. The Company was not dependent on any single industry segment for its revenues.

The Company's customer bases continue to be varied and are as follows:

  AEROSPACE AND DEFENSE     COMPUTER RELATED PRODUCTS                  OTHER
-------------------------   -------------------------   ----------------------------------
Aviation electronics        Circuit boards              Automotive circuitry
Display switches            Disk drives                 Electronic oil and gas flow meters
Flight navigation systems   Modems                      Global positioning systems
Marine navigation systems   Monitors
                            Power supplies
                            Printers
                            Tape backup drives

     TELECOMMUNICATIONS          MEDICAL ELECTRONICS     CONSUMER ELECTRONICS
----------------------------   -----------------------   --------------------
Automated teller machines      Electronic thermometers   Refrigerators
Air conditioning electronics   Glucose monitors          Televisions
Cellular telephones            Infusion pumps            Video Recorders
Fax machines                   IV pumps

RESEARCH AND PRODUCT DEVELOPMENT

     Research and product development expenditures for the fiscal years ending December 31, 2004 and 2003 were $735,000 and $679,000, respectively. During 2004 the Company completed design and testing of a long life pneumatic hammer. The Company developed and released 2 new table and chamber models to fit expanded customer needs, the Typhoon 2.0 and the Typhoon 3.0. New control system and software with advanced features was released to production. Features include the ability to run an auto-tuning routine for vibration and thermal control and allow monitoring of the chamber remotely through the Internet. During 2003, the Company completed its complete product overhaul, in which, all HALT/HASS related products offered by QualMark include the patented "Typhoon" technology. The technology lowers operating costs by reducing thermal mass of the chamber and optimizing the efficiency of the air flow system, which consequently reduces operating costs.

     Research is ongoing into the vibration technology used in the OVS chamber. Improving low frequency energy and creating the technology to better serve the changing market place is core to the QualMark mission.

     Other product offerings and options are being aggressively pursued, such as more auxiliary thermocouples standard on every OVS chamber with the option of adding more. Also, the control system is being updated to create a touchscreen environment to improve how the user interfaces to the product being designed and tested.

     The Company is maintaining the ability to quickly respond to customer request for customization. Special OVS chamber features and custom fixturing designs are strong offerings of QualMark's engineering department.

INTELLECTUAL PROPERTY

     The Company has maintained the practice, where possible, to pursue patent protection on its products. The Company has been issued 12 United States patents (the "Patents") and numerous foreign patents issued in six countries. These patents protect certain features of the OmniAxial and LF Vibration Assemblies of the Company's OVS Combined Stress Systems or certain design features of the pneumatic, piston-driven actuators (vibrators) that help create random motion of the vibration table. The Company was issued U.S. Patent No. 5,365,788 on November 22, 1994, for certain design features of pneumatic, piston driven actuators that create motion for a vibration table. The Company was issued U.S. Patent No. 5,412,991 on May 9, 1995, for certain design features of the Company's vibration table. The Company was issued U.S. Patent No. 5,517,857 on May 21, 1996, for certain design features related to positioning of a vibration table within a stress screening chamber. The Company was issued U.S. Patent No. 5,540,109 on July 30, 1996, and U.S. Patent No. 5,675,098 on October 7, 1997,
for certain design features related to use of multiple stress screening chambers. The Company was issued U.S. Patent No. 5,589,637 on December 31, 1996, for certain design features of mountings of actuators to a vibration table. The Company was issued U.S. Patent No. 5,744,724 on April 28, 1998 for certain design features related to honeycomb vibration table structures. The Company was issued Patent No. 5,836,202 on November 17, 1998 for claims directed at the angle of attachment of the actuators to the vibration table. The Company was issued Patent No. 5,813,541 on September 29, 1998 for the configuration of the control system attachment to the chamber. The Company was issued Patent No. 6,062,086 on May 16, 2000 relating to interposer devices for adjusting and controlling the shock response of a shaker table assembly. The Company was issued Patent No. 6,105,433 on August 22, 2000 for low frequency shaker table technology. The Company was issued Patent No. 6,112,596 on September 5, 2000 for shaker table technology combined with the test chamber. Two patent applications are being processed. One application 10,994,561 for table control in a pneumatic vibration apparatus and the other application is for reducing sound emitted by a pneumatic vibration apparatus.

     The Patents provide barriers to competition in the equipment sales portion of its business. The loss of some or all of the protection of the Patents would make it easier for other companies to enter the Company's market, and to compete, by eroding the Company's ability to differentiate itself on the basis of technical superiority.

     The Company has received three copyrights (the "Copyrights") from the Register of Copyrights of the United States of America. The Copyrights include; all seminar material and related text, graphics, graphs, illustrations, tables, and slides, QualMark Corporation Omni-Vibration System (OVS) Manager 4.0 software and related object and source code, and QualMark Corporation Q-Link 4.0 software and related object and source code.

     In addition to the Patents and Copyrights, the Company tries to protect its proprietary technology and know-how through established security practices and confidentiality agreements with each of its employees, consultants, suppliers and technical advisors. There can be no assurance, however, that these agreements or procedures will provide meaningful protection for the Company's trade secrets in the event of unauthorized use or disclosure of such information.

     While the Company believes the protection afforded by the Patents and Copyrights is strong, there can be no assurance that other companies will not be able to design and build competing vibration tables in a manner that does not infringe the Patents.

     The Company has the following registered marks with the United States Patent and Trademark Office: QUALMARK. The Company plans to make additional trademark, service mark, and certification mark applications as appropriate. The Company also has received Certificate Europa (CE) approval on its Typhoon chambers, which is required for sale in the European Community.

     The Company's Patents, Copyrights, and Trademarks range in duration from between two and fifteen years.

COMPETITION

Equipment:

     As the marketplace has gained more acceptance of Accelerated Test Techniques, the competitors that have survived the downturn have become increasingly aggressive in price and "demonstration" programs. The capital equipment purchasing downturn during 2000-2003 promoted aggressive pricing and unusual terms among our competitors. The Company has been aggressively refocusing our customers on the "Value Added" of QualMark Equipment, Service, and Company. The Company strives to retain its position as the market leader, and through this, promotes its superior products and testing "knowledge" to combat any pricing pressures that competitors may demonstrate.

The following represents a listing of competitors known to the Company within the served industries:

     1. Thermotron Industries, Michigan

     2. Envirotronics, Michigan

     3. Screening Systems, Inc., California

ARTC and Applications Support Services:

     Throughout 2004 sales at QualMark Testing Centers activity remained relatively constant from quarter to quarter. With the recent economic downturn, some companies owning test equipment (Typhoon) for their own use have been attempting to leverage the equipment by selling any time not utilized by the company. This has increased the competition arena for the ARTC test center market, as well as placed additional pricing pressures. The Company attempts to maintain a dominant presence in the test center market. The test center facilities are utilized as both a sales and marketing tool and profit center, therefore, they contribute to the Company's lead generation for equipment and related sales. In order to mitigate the competitive risks, the Company implemented a new strategic direction during 2003, which continued through 2004. The strategic direction included an increase in sales through streamlined business processes, marketing synergies with the core Typhoon product, and the leveraging of the "Knowledge" of the more than 4,000 tests performed in the testing centers. The Company is also continuing to examine the strategic agreement test center model, in which additional agreements may be entered into to minimize both variable and fixed test center costs, while benefiting in a revenue share. The Company has changed its strategic focus on the test center line of business to maximize volume and utilization in the current operating environment. These changes include operational consolidations, sales personnel redeployment, and the expansion of domestic/international strategic agreements.

The following represents a listing of competitors known to the Company within the served industries:

     1. Thermotron Industries, Michigan

     2. Reliant Labs, California

     3. Screening Systems, Inc., California

     4. Sypris Test and Measurement, Massachusetts

     5. Environ Laboratories, Minnesota

     6. Trace Laboratories, Illinois

QualMark ACG Corporation:

     Initially, ACG developed a capability to rebuild armatures for vibration exciters, to supply replacement field coils and to supply replacement parts for exciters (shakers), amplifiers and controls. Over the years, ACG has built its expertise in this field, with specialized personnel and facilities dedicated to the restoration, upgrading, service / maintenance, trouble shooting and repairing of vibration test equipment. In the past twenty-eight years ACG has become the largest independent source in the world for armature rebuilding, replacement field coils and replacement parts for all makes of vibration test equipment. ACG's factory services complimented by its expert field engineering services provide customers with prompt, professional assistance to resolve any vibration test equipment problem in the most cost effective way. The competitive environment for ACG consists of three primary competitors providing similar products and services to companies requiring replacement, upgrade, or repair services to existing electrodynamic based systems. ACG distinguishes itself within the industry as the superior quality provider of electrodynamic related equipment and service. The Company has determined that it will aggressively focus the ACG customers on the 'Value Added' initiative of QualMark and QualMark ACG Equipment and Service, becoming the primary provider offering a full range of 'reliability solutions', and through this approach, immerge as the market leader in the electrodynamic replacement, repair, and service industry.

The following represents a listing of competitors known to the Company within the served industries:

     1. Derritron Vibration Products, California

     2. Dynamic Solutions, California

     3. CVMS, United Kingdom

MANUFACTURING

QualMark

     The Company's primary manufacturing facility is located in Denver, Colorado. QualMark's assembly of the Typhoon systems follow a manufacturing line approach, in which drawings of all subassemblies used by the Company are maintained using computer aided design (CAD). The assembly of the Company's products is organized around three major elements that include vibration systems, chamber systems and control systems.

     To ensure that all subassemblies meet specifications when received, key suppliers remain actively involved throughout product design. Key suppliers perform source inspection at the point of manufacture. Most key suppliers are local companies. The Company intends to further develop local suppliers, with back-up suppliers as required. To date, the components and assemblies from these suppliers have met or exceeded all specifications. The Company has developed relationships with what it considers critical vendors that manufacture three components of its Typhoon system. The Company has also established relationships with alternative suppliers for its three key components. Thus, if a primary supplier was unable to deliver materials as required by the Company, it would take as many as 60 days to begin taking delivery of these components from its secondary suppliers. The Company is dependent on the availability of steel as its primary raw materials component. The Company believes that it will have access to adequate amounts of the raw material component and that no shortages will exist.

     While the Company maintains a small inventory of Typhoon systems in finished goods, the Company primarily uses a rolling-quarter sales forecast in determining the number of Typhoon-1.5, Typhoon-2.0, Typhoon-2.5, Typhoon-3.0, Typhoon-4.0 and OVTT systems to build during the quarter. The Company also produces certain common subassemblies that are integrated into the final systems when orders are booked. This helps provide a more even manufacturing flow and minimizes the "peaks and valleys" associated with small volume manufacturing.

     The Company has implemented Material Requirements Planning, a computer software driven inventory management process, to maximize the effectiveness in which an order can be filled while minimizing required inventory. Management uses fully-costed Bills of Materials (BOM) which ensure that all parts of a Typhoon system are identified and ordered in a timely manner.

QualMark ACG Corporation (ACG)

     ACG's primary manufacturing facility is located in West Haven, Connecticut. ACG manufactures a variety of products for the vibration test industry: its own brand of reconditioned exciters, amplifiers, controllers, and integrated exciter test systems, reconditioned exciter systems per customer order and specification, reconditioned exciter armature assemblies, reconditioned exciter field coils, and other components and assemblies for the exciter industry. ACG also sells new amplifiers and controllers to the exciter industry. ACG also manufactures many replacement components for exciters and vibration systems to support its global field service business.

     ACG uses a flexible manufacturing cell approach as well as a just-In-time
(JIT) inventory control and vendor supply system. ACG's major manufacturing capabilities include: primary and secondary machine shop operations, welding and metal fabrication, armature winding and reconditioning, coil winding and reconditioning, electro-mechanical assembly, electronics testing, and system integration and testing. ACG maintains its own inventory of reconditioned exciters, armatures, field coils, as well as builds exciters and systems to customer order.

     ACG has an excellent base of local vendors and suppliers to subcontract non-essential manufacturing and to off-load production during peak demands. This vendor base is integrated into ACG's just-in-time manufacturing strategy. ACG does both source inspections at key suppliers as well as 100% quality inspection on all purchased components. ACG requires 100% QC Testing on all finished products prior to shipment to customers. ACG has developed relationships with what it considers critical vendors that manufacture key components of its rebuilt shaker systems. The Company has also established relationships with alternative suppliers for its key components. Thus, if a primary supplier was unable to deliver materials as required by the Company, it would take as many as 90 days to begin taking delivery of these components from its secondary suppliers. The Company is dependent on the availability of steel and amplifiers as its primary raw material components. The Company believes that it will have access to adequate amounts of the raw material component and that no shortages will exist.

     ACG uses proprietary manufacturing processes to produce armatures and field coils which are recognized by the industry as being superior to its competition, as well as being superior to many exciter original equipment manufacturer (OEM) specifications.

     ACG is in the process of integrating a material requirements planning
(MRP), a computer software driven inventory management process, to maximize the effectiveness in which an order can be filled while minimizing required inventory.

PRODUCT WARRANTIES AND SERVICE

     In 2004 and 2003, the Company offered a limited one-year parts and labor warranty on all new Typhoon and electrodynamic factory rebuilt systems, respectively. Typhoon customers can purchase extended warranties on their Typhoon systems, which may include up to two preventive maintenance visits during the year by a qualified Company representative. In addition, the Company offers for sale a comprehensive spare parts kit for each OVS system, which further minimizes OVS system down time. Because of the efficient design of Typhoon systems, most problems can be diagnosed over the phone and, if necessary, replacement parts are sent to the customer via overnight mail. The Company occasionally sends its technicians into the field for warranty repairs. During 2005, the Company will continue to offer a standard, one-year parts and labor warranty on all new OVS systems.

GOVERNMENT REGULATION

     Periodically, the Company receives inquiries from regulatory agencies regarding its compliance with laws and regulations. To its knowledge, the Company believes it complies with all international, federal, state and local regulations, including environmental regulations. However, there is no assurance that the Company will continue to remain in compliance with all such regulations.

EMPLOYEES

     As of December 31, 2004, the Company had forty-nine employees, of which forty-six are full-time. Twenty-five of the Company's employees are employed at its principal offices and headquarters in Denver, Colorado, fifteen are employed in West Haven, CT, two are employed at its facilities in Santa Clara, CA, two in Huntington Beach, CA, two in Marlborough, MA, one in Navarre, FL, one in Annapolis, MD, and one in Huntsville, AL. No employees are represented by labor organizations and there are no collective bargaining agreements. Employee relations are believed to be good.

AVAILABLE INFORMATION

     Our internet website is www.qualmark.com. We make available our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and any amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following table sets forth for the fiscal periods indicated the percentage of total revenues, unless otherwise indicated, represented by certain items reflected in the Company's consolidated statement of operations:

                                                          FISCAL YEAR ENDED
                                                     ---------------------------
                                                     DECEMBER 31,   DECEMBER 31,
                                                         2004           2003
                                                     ------------   ------------
Statement of Operations Data:
Revenues .........................................      100.0%         100.0%
Cost of revenues .................................       53.4           60.1
                                                        -----          -----
Gross profit .....................................       46.6           39.9
Selling, general and administrative expenses .....       28.2           30.4
Arbitration and related legal expenses ...........        2.8            8.0
Research and development expenses ................        6.1            8.6
                                                        -----          -----
Income (loss) from operations ....................        9.5           (7.1)
Other expense ....................................       (0.8)          (1.6)
                                                        -----          -----
Income (loss) before income taxes ................        8.7           (8.7)
Income tax benefit (expense) .....................        3.8           (0.0)
                                                        -----          -----
Net income (loss) ................................       12.5%          (8.7)%
                                                        =====          =====

FORWARD-LOOKING STATEMENTS

     The statements contained in this report which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by forward-looking statements, including but not limited to variability in order flow and operating results, the ability of the Company to find and retain qualified personnel, and the risk that the demand for the Company's systems will not continue.

RESULTS OF OPERATIONS

     The Company's annual and quarterly operating results are subject to fluctuations for a variety of reasons. The Company operates with a small backlog relative to its revenue; thus most of its sales in each quarter result from orders received in the current or prior quarter. In addition, because prices for the Company's products are relatively substantial, a significant portion of net sales for each quarter is attributable to a relatively small number of units. Further, the fact of shipping or not shipping a product in a quarter can result in the difference between a profitable quarter or an unprofitable one, given the significant sales price of the Company's product and the related margin.

Comparison of Years Ended December 31, 2004 and 2003

REVENUE

     Revenue increased $4,117,000 or 52.1% to $12,012,000 for the year ended December 31, 2004 from $7,895,000 for the year ended December 31, 2003.

Equipment Revenue

     Equipment revenue increased $3,811,000 or 56.4% from $6,759,000 for the year ended December 31, 2003 to $10,570,000 for the year ended December 31, 2004. The number of units sold in 2004 increased 46.7% over 2003. The increase in sales for the year ended December 31, 2004 is primarily a direct result of the Company's aggressive pursuit of international sales and an improvement in the domestic economy during 2004. The Company is continuing its aggressive pursuit of international and domestic sales in the aerospace/avionics, defense, automotive, and consumer electronic industries. Of the total units sold, international system sales increased 79.6% over 2003. The Company continues to be cautiously optimistic in regards to a slowly domestic recovering economy throughout 2005, as a result the Company is continuing to cultivate its international presence by emphasizing its core markets. QualMark utilizes twenty-nine independent international sales representatives including representatives from the European, Mexican, Middle Eastern, and Asian sectors. The Company is encouraged by the steady increase in equipment sales but cannot give any assurance of the demand of its international sales, or the overall increase in equipment sales.

Test Center (ARTC) Revenue

     Test center revenue increased $63,000 or 5.5% from $1,136,000 for the year ended December 31, 2003 to $1,199,000 for the year ended December 31, 2004. In 2004, the Company operated four test centers in the U.S., maintained three domestic strategic agreement test center operations, and three strategic agreement test center operations in Europe, versus four test centers in the U.S., four domestic strategic agreement test center operations, and five strategic agreement test center operations in Europe during the same period in 2003. Under the domestic and international strategic agreement test centers, the Company does not have any continuing obligation under any of the agreements. The Company primarily attributes the increase in test center revenue to a moderately improved domestic economic atmosphere in the high technology testing industry. The Company is continuing to examine the strategic agreement test center model, in which additional agreements may be entered into to minimize both variable and fixed test center costs, while benefiting in a revenue share. The Company has changed its strategic focus on the test center line of business to maximize volume and utilization, while obtaining a continuous flow of sales leads, in the current operating environment. These changes include operational consolidations, sales personnel redeployment, and the expansion of domestic/international strategic agreements. The Company feels confident that these implemented changes will continue to contribute to increased revenues, expand the Company's customer network, and increase product awareness; however the Company cannot give any assurances on the ultimate success.

     QualMark ACG Revenue

     Qualmark ACG Corporation generated $243,000 of revenue for six-weeks of operations in 2004. The revenue generated by QualMark ACG included complete factory rebuilt vibration test systems and shakers, replacement field coils, replacement armatures, as well as field service support.

GROSS MARGIN

     The gross margin for the year ended December 31, 2004 was 46.6%. This compares to a gross margin of 39.9% for the year ended December 31, 2003. The increase in gross margin for the year ended 2004 is primarily due to the 46.7% increase in units sold.

OPERATING EXPENSE

     Total operating expenses increased $746,000 or 20.1% from $3,712,000 for the year ended December 31, 2003 to $4,458,000 for the year ended December 31, 2004.

     Selling, general and administrative expenses increased $987,000 or 41.1% from $2,403,000 for the year ended December 31, 2003 to $3,390,000 for the year ended December 31, 2004. The primary increase of selling, general, and administrative expenses during 2004 is attributed to the Company's 52.1% increase in sales and the investment in the Company through its sales and marketing programs, which is in line with the Company's projected needs.

     Research and development costs increased $56,000 or 8.2% from $679,000 for the year ended December 31, 2003 to $735,000 for the year ended December 31, 2004. The increase is primarily attributed to an increase in research and development staff, including contract labor. The Company continually strives to sustain its commitment to product improvements and research and development. As a result, research and development expenditures fluctuate from quarter to quarter, and may increase in future quarters.

     Arbitration and related legal expenses decreased $297,000 or 47.1% from $630,000 for the year ended December 31, 2003 to $333,000 for the year ended December 31, 2004. On June 19, 2004, the Company was granted summary judgment for a complaint of copyright infringement brought by Dr. Hobbs, which was affirmed on March 11, 2005 by the United States Court of Appeals, Tenth Circuit (refer to Note 12 of the Financial Statements). For the year ended December 31, 2004, legal costs of $333,000, attributed to defending the copyright infringement action were included in the financial statements. On November 17, 2003 the Company received the final arbitration decision and the decision on interest and fees on claims brought by Gregg K. Hobbs (refer to Note 12 of the Financial Statements). Arbitration related expenses of $630,000 were accounted for in the year ended December 31, 2003.

INTEREST EXPENSE

     Interest expense decreased $34,000 or 25.4% from $134,000 for the year ended December 31, 2003 to $100,000 for the year ended December 31, 2004. The decrease of $34,000 in expense was due to the pay down of the commercial bank debt during the year of $1,220,000.

INCOME TAX

     For the year ended December 31, 2004, the Company incurred current income tax expense of $12,000 from estimates made for alternative minimum taxes and recognized a deferred income tax benefit of $473,000. During the fourth quarter of 2004, management assessed the realization of its deferred tax assets. Based on this assessment it was determined to be more likely than not that at least a portion of the Company's deferred tax asset will be realizable in future periods. The Company's recognition of a portion of the deferred tax asset resulted from having a net operating loss ("NOL") carryforward of approximately $5,460,000 which is available to offset future taxable income, if any through 2024. The ultimate realizations of these assets are dependent upon the generation of future taxable income sufficient to offset the related deductions and loss carryforwards within the applicable carryforward period, in which no assurance can be given.

NET INCOME (LOSS)

     Net income increased $2,193,000 from a net loss of ($691,000) for the year ended December 31, 2003 to a net income of $1,502,000 for the year ended December 31, 2004. The increase is primarily attributed to the 52.1% increase in revenue and the recognition of $473,000 of the Company's deferred tax asset.

LIQUIDITY AND CAPITAL RESOURCES

     During 2003, the Company experienced a "leveling" out of business, in which sales and demand remained steady for its capital equipment products. This activity met the Company's internal projections for capital equipment demand and financial performance for 2003. During 2004, the Company experienced a 52% increase in revenue, which was primarily attributed to the continued adoption and acceptance of HALT and HASS testing techniques and a revised sales process that included a move toward value selling and the Company wide customer satisfaction philosophy. The Company cannot give any assurance on the continued demand for its products and/or services. On February 13, 2004, the Company executed a definitive settlement agreement with Dr. Hobbs regarding the existing arbitration award, in which the Company paid approximately $439,000 to Dr. Hobbs during 2004 (refer to Note 12 of the Financial Statements). These payments are complete and were made primarily from the Company's cash flow generated from 2004 operations.

     While there is no guarantee that the Company will be able to meet the operational and financial requirements of its 2005 budget and limit the use of cash and cash equivalents, the Company's operating plan and execution thereof is focused on growing revenue, controlling costs and conserving cash. The Company can not predict with certainty the expected revenues, gross profit margin, net profit or loss and provision or usage of cash and cash equivalents for 2005. However, the Company's management believes that the Company's cash and cash equivalents and working capital, provide adequate capital resources to fund its operations, 2005 debt and working capital needs through at least the end of 2005, and into the first quarter of 2006. The Company's inability to modify or replace its debt when it comes due, or to obtain required capital when needed could have a material adverse effect on its business, results of operations and financial condition, and the Company could be required to reduce its level of operations, delay product development or take other actions to diminish the amount of cash used in its business. While there can be no guarantee, the Company's management believes that it will be able to extend the due date of its credit facility with the bank, or replace such facility with other borrowings.

     During 2004, the Company generated $419,000 of cash from operating activities, invested $905,000 for the purchase of substantially all of the assets of ACG Dynamics, Inc., $264,000 for equipment, and $6,000 for patents, borrowed $2,030,000 from commercial banks and commercial bank affiliates, and repaid $1,220,000 of commercial bank borrowings. These activities resulted in a cash increase of $74,000, for a year-end balance of $516,000 at December 31, 2004. During 2003, the Company generated $75,000 of cash from operating activities, invested $239,000 for equipment, $3,000 for patents, received $11,000 from the sale of equipment, borrowed and repaid $250,000 from Company Directors, and repaid $690,000 of commercial bank borrowings. These activities resulted in a cash decrease of $846,000, for a year-end balance of $442,000 at December 31, 2003.

     The Company's commercial borrowings consist of a term loan, a revolving line of credit, and a convertible debt agreement (Refer to Note 5 of the Financial Statements).

     On November 9, 2004 the Company refinanced its existing Credit Agreement and entered into a new credit facility (the "new Credit Facility") with Silicon Valley Bank (the "Commercial Bank"). The new Credit Facility consists of a $750,000, three-year term loan payable with monthly payments of $20,800 and a $1,500,000, one-year revolving line of credit. The interest rate for the revolving line of credit is set at a per annum rate of 1% over the Prime Rate ("Prime") with a minimum interest rate of 5.5%. The interest rate for the term loan is set at a per annum rate of interest equal to the sum of (a) the U.S. treasury note yield to maturity for a 36 month term as quoted in the Wall Street Journal, plus (b) 375 basis points, or 3.75%, with a minimum interest rate of 6.5% per annum. Both the revolving credit line and term loan under the new Credit Facility are collateralized by substantially all the assets of the Company (refer to Note 5 of the Financial Statements). Both the revolving credit line and term loan under the new Credit Facility are collateralized by substantially all the assets of the Company. Borrowings under the line of credit are subject to borrowing base limits. As of December 31, 2004, there was $1,500,000 of availability on the line of credit.

     On, November 11, 2004, the Company entered into a $1,000,000, five-year, interest only subordinated, Convertible Debt agreement ("Convertible Debt") with an affiliate of the Commercial Bank. The Convertible Debt initially bears interest at a rate of 8% per annum and is subordinate to the new Credit Facility with the Commercial Bank. As long as the Company remains in compliance with the Convertible Debt agreement, on the first day of the month following each anniversary date, this interest rate will be reduced 2.083 basis points for each penny that the average closing price of the Company's common stock over the preceding 20 trading day period exceeds $1.66. The Convertible Debt conversion provision allows for the initial $1,000,000 advance to be converted, at the Debt Holder's option, into common stock of the Company at a price of $1.66 per share (the "Conversion Price") (which was the market price per share at the date of the Convertible Debt transaction) at any time during the five-year period. The Company can initiate conversion of the Convertible Debt into common stock at the Conversion Price any time after November 11, 2007, provided that the Company has given the Convertible Debt holder 30 days notice, is in compliance with the financial covenants, and the Company's common stock has traded at $4.98 for 20 consecutive days (refer to Note 5 of the Financial Statements).

     The Company's average interest rate for the years ended December 31, 2004 and 2003, was 7.5% and 7.13%, respectively.

     As required by the new Credit Facility, the Company will make principal payments of $20,800 on the term loan during 2005. The Company has also determined that, during 2005, draws on the revolving line of credit will be made based on operational cash flow needs or growth based initiatives. At the close of each quarter, the Company has made arrangements to meet and review results of the Company with the Commercial Bank and the Convertible Debt holder. The Company believes its relations with its Commercial Bank and Convertible Debt holder to be good.

     The following represents future amounts payable at December 31, 2004 (in thousands).

Year ended December 31,
   2005                   $  250
   2006                      250
   2007                      230
   2008                       --
   2009 (November)         1,000
                          ------
                          $1,730
                          ======

Contractual Obligations

     For more information on the Company's contractual obligations on operating leases, refer to Note 6 of Financial Statements. At December 31, 2004, the Company's commitments under these obligations were as follows (in thousands):

                          OPERATING
                            LEASES
                          ---------
Year ended December 31,
   2005                     $  355
   2006                        299
   2007                        246
   2008                        238
   2009                        184
   2010                         77
                            ------
                            $1,399
                            ======

Recently Issued Accounting Pronouncements

     Refer to Note 1 of the Financial Statements.

Critical Accounting Policies and Estimates

     The Company's discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to bad debts, inventories, long-lived assets, income taxes, and contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

     The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Customer account balances with invoices dated over 90 days are considered delinquent. The Company maintains reserves for potential credit losses based upon its loss history and its aging analysis. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Such losses have been within management's expectations. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

     The Company provides for the estimated cost of product warranties at the time revenue is recognized. While the Company engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of its component suppliers, the Company's warranty obligation is based upon historical experience and is also affected by product failure rates and material usage incurred in correcting a product failure. Should actual product failure rates or material usage costs differ from the Company's estimates, revisions to the estimated warranty liability would be required (Refer to Note 5 of the Financial Statements).

     The Company reduces inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required (Refer to Note 2 of the Financial Statements).

     The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. While the Company has considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event the Company were to determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, an adjustment to the deferred tax asset would increase income in the period such determination was made. Likewise, should the Company determine that it would not be able to realize all or part of its net deferred tax asset in the future, an adjustment to the deferred tax asset could be charged to income in the period such determination was made. At December 31, 2004, the Company reversed a portion of its deferred tax asset allowance to record a deferred tax asset of $473,000. The recognition of this asset was based on the financial results of 2004 and the estimated budget financial results for 2005. If future taxable income is less than the amount that has been assumed in determining the deferred tax asset, an increase in the valuation reserve will be required with a corresponding charge against income. If future taxable income exceeds the level that has been assumed in calculating the deferred tax asset, the valuation reserve could be reduced with a corresponding credit to income (Refer to Note 7 of the Financial Statements).

     The Company accounts for employee stock-based compensation using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB
25). Accordingly, no compensation expense has been recognized for options granted at fair market value. In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), Share-Based Payment, which addresses the accounting for share-based compensation transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005.

Government Regulation

     Periodically, the Company receives inquiries from regulatory agencies regarding its compliance with laws and regulations. To its knowledge, the Company believes it complies with all international, federal, state and local regulations, including environmental regulations. However, there is no assurance that the Company will continue to remain in compliance with all such regulations.

Legal Proceedings

     Refer to Note 12 of the Financial Statements.

Business Environment

     If we are unable to compete effectively, our business would be harmed. Our products compete on the basis of the following key characteristics:

     Performance
     Functionality
     Reliability
     Pricing
     Quality
     Time-to-market delivery
     Compliance with industry standards

     If we fail to address our competitive challenges, there could be a material adverse effect on our business, financial conditions and results of operations.

     The Company believes its strategy to actively purchase, refurbish and sell a surplus of used QualMark Typhoon equipment from the domestic equipment market, and enter into revenue share test center partnerships will assist in providing a competitive edge. However, the inability to favorably purchase and resell a majority of used QualMark Typhoon equipment from the domestic market or successfully compete in the changing test center market could result in a decrease in demand for its new Typhoon equipment, an excess of inventory held, and a continual loss of test center market share. These situations could have a material adverse effect on our business, financial conditions and results of operations.

     We have experienced, and may continue to experience, fluctuations in sales and operating results from quarter to quarter. Our quarterly results fluctuate due to a number of factors, including: variations in the timing, cancellation, or rescheduling of customer orders and shipments; variations in manufacturing costs, capacities and efficiencies; capacity and production constraints, including constraints associated with single-source part suppliers; product failures; competitive factors, including pricing, availability and demand for competing products; cancellations or reductions of customer orders and shipments due to economic slowdowns in the customers' operating regions; cancellations or rescheduling of customer orders and shipments due to changes in demand; warranty expenses; the availability and cost of parts; the timing, availability and sale of new products by us or our competitors; changes in the mix of products having differing gross margins; changes in average sales prices; long sales cycles associated with our products; variations in product development and other operating expenses; discounts given to certain customers for large volume purchases; and high fixed expenses that increase operating expenses, especially during a quarter with test center sales shortfalls. Our sales to customers are usually made under purchase orders with short delivery requirements. Order deferrals and cancellations by our customers, declining average sales prices, changes in the mix of products sold, delays in the introduction of new products and longer than anticipated sales cycles for our products have, in the past, adversely affected our quarterly results of operations. We cannot guarantee that our quarterly results of operations will not be similarly adversely affected in the future.

Suppliers

     A limited number of critical parts used in our products are available from only one or a limited number of outside suppliers due to unique part designs as well as certain quality and performance requirements. Because of the nature of our business we are not able to purchase with any significant volume for individual parts or volume discounts. We have experienced, and may continue to experience, shortages of single-sourced parts. Shortages could compel us to adjust our product designs and production schedules. If single-sourced parts become unavailable in sufficient quantities, are discontinued or are available only on unsatisfactory terms, we would be required to purchase comparable parts from other sources and "retune" our products to function with the replacement parts, or we may be required to redesign our products to use other parts, either of which could delay production and delivery of our products. In addition, our reliance on certain single-sourced parts exposes us to quality control issues if such suppliers experience a failure in their production process. A failure in a single-sourced part could force us to repair or replace a product utilizing replacement parts. Such a requirement could have a material adverse effect on our business, results of operations and financial condition. In addition, if we cannot obtain comparable replacements or effectively retune or redesign our products, there could be a material adverse effect on our business, results of operations and financial condition.

International Operations

     There are many risks associated with international operations, including the following: compliance with multiple and potentially conflicting regulations, including export requirements, tariffs, import duties and other barriers, as well as health and safety requirements; differences in intellectual property protections; longer accounts receivable collection cycles; currency fluctuations; terrorists attacks on American companies; economic instability, including inflation and interest rate fluctuations; competition from foreign competitors; and political or civil turmoil. The results of these factors may have a material adverse effect on our business, financial condition and results of operations.

Intellectual Property

     We rely upon trade secrets and patents to protect our intellectual property. We execute confidentiality and non-disclosure agreements with our employees and suppliers and limit access to and distribution of our proprietary information. We have a program to identify and file applications for both U.S. and international patents for various aspects of our technology. All of these efforts, along with the knowledge and experience of our management and technical personnel, strengthen our ability to market our existing products and to develop new products. The departure of any of our management and technical personnel, the breach of their confidentiality and non-disclosure obligations to us, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition and results of operations. We do not have non-compete agreements with our employees who are employed on an "at-will" basis. Therefore, employees may leave us and go to work for a competitor. While we believe that we have adequately protected our proprietary technology, and we believe that we have taken all legal measures to protect it, we may not be successful in prohibiting the unauthorized use of our proprietary technology or the use of our processes by a competitor. Any such unauthorized use of our proprietary technology could have a material adverse effect on our business, financial condition and results of operations.

Acquisition

     On November 15, 2004, QualMark Corporation completed the asset acquisition of Connecticut based ACG Dynamics Inc.,(ACG) an electro-dynamic shaker service company. ACG's results may fluctuate due to a number of factors, including: successful integration with QualMark, variations in the timing, cancellation, or rescheduling of customer orders and shipments; variations in manufacturing costs, capacities and efficiencies; capacity and production constraints, including constraints associated with single-source part suppliers; product failures; competitive factors, including pricing, availability and demand for competing products; cancellations or reductions of customer orders and shipments due to economic slowdowns in the customers' operating regions; cancellations or rescheduling of customer orders and shipments due to changes in demand; warranty expenses; the availability and cost of parts; the timing, availability and sale of new products by us or our competitors; changes in the mix of products having differing gross margins; changes in average sales prices; long sales cycles associated with our products; variations in product development and other operating expenses; discounts given to certain customers for large volume purchases; and high fixed expenses that increase operating expenses. ACG's sales to customers are usually made under purchase orders with short delivery requirements. Order deferrals and cancellations by our customers, declining average sales prices, changes in the mix of products sold, delays in the introduction of new products and longer than anticipated sales cycles for our products have, in the past, adversely affected results of operations. We cannot guarantee that ACG's results of operations will not be adversely affected in the future.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company's exposure to interest rate changes are primarily related to its variable rate debt issued under its $730,000 new Credit Facility (Refer to Note 5 of the Financial Statements). Because the interest rates on these facilities are variable, based upon the bank's prime rate, the Company's interest expense and net income are affected by interest rate fluctuations. If interest rates were to increase or decrease by 100 basis points, the result, based upon the existing outstanding debt as of December 31, 2004 would be an annual increase or decrease of approximately $7,300 in interest expense for a twelve-month period.

                             DESCRIPTION OF PROPERTY

     The Company operates out of leased facilities located at 4580 Florence Street, Denver, Colorado. The seven-year lease for the property expires on May 31, 2010. The leased property consists of approximately 16,616 square feet. In addition to the lease payments, the Company is responsible for certain expenses, including property taxes, insurance and maintenance. The Company's manufacturing, sales, administrative operations and regional ARTC services are conducted at this facility.

     The suburban Boston ARTC facility is located at 98 South Street, Hopkinton, Massachusetts. The six-year lease expires April 30, 2005. The leased property consists of approximately 5,000 square feet. In addition to the lease payments, The Company is responsible for certain expenses, including property taxes, insurance and maintenance. The Company's regional ARTC service business is conducted at this facility.

     The Silicon Valley ARTC facility is located at 990 Richard Avenue, Suite 101, Santa Clara, California. The five-year lease expires on June 30, 2006. The leased property consists of approximately 3,389 square feet. In addition to the lease payments, the Company is responsible for certain expenses, including property taxes, insurance and maintenance. The Company's regional ARTC service business is conducted at this facility.

     The southern California ARTC facility is located at 15661 Producer Lane, Unit H, Huntington Beach, California. The leased property consists of 3,132 square feet. The Company has a month-to-month lease which started in January 2003. In addition to the lease payments, the Company is responsible for certain expenses, including property taxes, insurance and maintenance. The Company's regional ARTC service business is conducted at this facility.

     QualMark ACG operates out of leased facilities located at 232 Front Avenue, West Haven, Connecticut. The four-year lease expires on November 13, 2008. The leased property consists of approximately 20,000 square feet. In addition to the lease payments, the Company is responsible for certain expenses, including property taxes, insurance and maintenance. The Company's QualMark ACG manufacturing and service operations are conducted at this facility.

     The Company believes that its facilities are adequate for its current needs and that suitable additional space can be acquired if needed. All of the premises are in good condition, are neat in their appearance and are located in businesses complexes with business of similar quality.

Investment Policies

The Company does not invest in real estate, real estate mortgages or securities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          On November 12, 2004, QualMark ACG Corporation (the "Purchaser"), a wholly owned subsidiary of QualMark Corporation entered into an asset purchase agreement with ACG Dynamics, Inc. ("ACG") of West Haven, Connecticut to purchase substantially all of the assets of ACG, subject to certain liabilities ("ACG Agreement"). On November 15, 2004, the Company closed the acquisition of ACG. The ACG Agreement provided that on November 15, 2004, ACG deliver to the Purchaser all of ACG's assets used in its business, subject to certain liabilities, in exchange for cash in the total amount of $905,000 and restricted common stock of QualMark equal to $750,000, for a total purchase price of $1,655,000. The securities were valued at $1.433 per share, the average closing price of QualMark's common stock over the thirty days of trading immediately preceding November 10, 2004, resulting in 523,256 shares being issued to the following owners of ACG; Andrew Grimaldi (209,302), Kenneth Keys (209,302), and Kevin Tierney (104,652) (Refer to Note 13 of the Financial Statements). The Company has relied on the exemption from registration available under SEC rule 506 of the Securities Act of 1933 in connection with the issuance of these securities. The Company has relied on the facts that there are no more than 35 purchasers of the securities of the Company in connection with this offering and that each purchaser has such knowledge and experience in financial and business matters that each of them are capable of evaluating the merits and risks of the investment.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The following table sets forth the range of high and low closing bid prices of the Company's common stock as reported by the over the counter bulletin board (OTCBB) during fiscal years 2004 and 2003:


                        FISCAL YEAR ENDED DECEMBER 31, 2004
                        -----------------------------------
                             HIGH CLOSE   LOW CLOSE
                             ----------   ---------
First Fiscal Quarter           $1.680       $0.850
Second Fiscal Quarter           1.650        1.400
Third Fiscal Quarter            1.520        1.250
Fourth Fiscal Quarter           2.040        1.300

                        FISCAL YEAR ENDED DECEMBER 31, 2003
                        -----------------------------------
                             HIGH CLOSE   LOW CLOSE
                             ----------   ---------
First Fiscal Quarter            $0.900      $0.450
Second Fiscal Quarter            1.150       0.600
Third Fiscal Quarter             1.050       0.800
Fourth Fiscal Quarter            1.010       0.850

     The foregoing quotations represent quotations between dealers without adjustment for retail markups, markdowns or commissions and may not represent actual transactions.

     The number of record holders of our common stock as of December 31, 2004 was 36 according to our transfer agent. This figure excludes an indeterminate number of shareholders whose shares are held in "street" or "nominee" name. The Company has never paid a cash dividend and does not intend to do so in the future. The Company made a dividend payment on outstanding preferred stock, in kind, of additional preferred stock in March 2005 (Refer to Note 8 of the Financial Statements).

     The Company participates in certain equity related compensation plans that are authorized for securities issuance. The tabular disclosures of such plans are disclosed in the Company's definitive Proxy Statement. The Company's definitive Proxy Statement to be filed pursuant to Schedule 14A under the Securities Exchange Act of 1934 is incorporated herein by reference.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid for the fiscal years ended December 31, 2004, 2003, and 2002 to the executive officers of the Company who were paid more than $100,000 in salary and bonus during the year ended December 31, 2004 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                          Long-Term
                                                      Compensation Awards
                                       Annual        ---------------------
                                    Compensation     Restricted
                                  ----------------      Stock     Options/     All Other
Name and                          Salary     Bonus     Awards       SARs     Compensation
Principal Position         Year     ($)       ($)        ($)        (#)           ($)
------------------------   ----   -------   ------   ----------   --------   -------------
Charles D. Johnston,       2004   231,000   55,000       --         7,000     41,500(1)/(2)
President and Chief        2003   220,000       --       --        17,000     15,000(1)
Executive Officer          2002   210,000   25,000       --         7,000     15,000(1)

Alan Perkins,              2004   125,000   32,000       --        27,000    $40,000(3)
Vice President of  Sales   2003   120,000       --       --        25,000         --
and Marketing              2002        --       --       --            --         --

Gregory S. Leger,          2004   115,000   29,000       --        16,000    $ 6,800(2)
Vice President of          2003   112,000       --       --         2,000         --
Technical Services         2002   110,000    7,500       --         2,000         --

Anthony A. Scalese,        2004   110,000   30,000       --        14,000     19,200(2)/(4)
Chief Financial Officer    2003   105,000       --       --         2,000     11,600(4)
                           2002    95,000   15,000       --         2,000         --

(1)  Automobile allowance.

(2)  Retention incentive related compensation.

(3)  Sales incentive related compensation.

(4)  Education related reimbursement

          The following table presents information concerning individual grants of options to purchase Common Stock of the Company made during the fiscal year ended December 31, 2003 to each of the Named Executive Officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                        Number of     Percent of Total
                       Securities       Options/ SARs
                       Underlying        Granted to      Exercise or
                      Options/ SARs       Employees       Base Price
Name                   Granted (#)     in Fiscal Year       ($/Sh.)    Expiration Date
-------------------   -------------   ----------------   -----------   ---------------
Charles D. Johnston      7,000 (1)           4.5%           $1.40         04/15/14
Alan Perkins            27,000 (2)          17.4%           $1.40         04/15/11
Gregory S. Leger         2,000 (2)           1.3%           $1.40         04/15/11
Gregory S. Leger        14,000 (3)           9.0%           $1.40         07/16/11
Anthony A. Scalese       2,000 (2)           1.3%           $1.40         04/15/11
Anthony A. Scalese      12,000 (3)           7.7%           $1.40         07/16/11

(1)  Options are immediately exercisable.

(2)  Options are exercisable at a rate of 33% per year beginning April 15, 2005.

(3)  Options are exercisable at a rate of 33% per year beginning July 16, 2005.

          The following table sets forth the stock options exercised by each of the Named Executive Officers and the year-end value of unexercised options to purchase Common Stock of the Company for each of the Named Executive Officers.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                               OPTION/SAR VALUES

                                                        Number of Securities           Value of Unexercised
                                                       Underlying Unexercised       In-the-Money Options/SARs
                         Shares                      Options/SARs at FY-End (#)         at FY-End ($) (1)
                      Acquired on        Value      ----------------------------   ---------------------------
Name                  Exercise (#)   Realized ($)   Exercisable    Unexercisable   Exercisable   Unexercisable
-------------------   ------------   ------------   -----------   --------------   ------------  -------------
Charles D. Johnston        --            --            88,000        100,000         $75,600              --
Alan Perkins               --            --             8,250         43,750         $ 8,600         $32,400
Gregory S. Leger           --            --            11,980         18,020         $ 8,500         $10,900
Anthony A. Scalese         --            --             2,272         25,748         $ 1,400         $17,400

(1)  Based upon the difference between the fair market value of the Common
     Stock on December 31, 2004 and the exercise price. The fair market value of the Common Stock on December 31, 2004, measured as the mean of the closing bid and asked prices of the Common Stock on such date, was $1.95 per share.

                                     EXPERTS

          The audited consolidated financial statements of QualMark Corporation and subsidiary as of December 31, 2004 and 2003 and for each of the years in the two-year period ended December 31, 2004 included herein and elsewhere in this Prospectus and Registration Statement have been audited by GHP Horwath, P.C., independent registered public accounting firm, for the periods and to the extent set forth in their report appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                                  LEGAL OPINION

          Faegre & Benson LLP, Boulder, Colorado, has passed upon the validity of the securities offered hereby.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
QualMark Corporation
Denver, Colorado

We have audited the accompanying consolidated balance sheets of QualMark Corporation and subsidiary (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of QualMark Corporation and subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.


/s/ GHP HORWATH, P.C.

Denver, Colorado
February 25, 2005, except for Notes 8 and 12, as to which the date is March 20, 2005.

QUALMARK CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        YEARS ENDED
                                                        DECEMBER 31,
                                                      ----------------
                                                        2004     2003
                                                      -------   ------
Revenues                                              $12,012   $7,895
Cost of revenues                                        6,416    4,748
                                                      -------   ------
      Gross profit                                      5,596    3,147
                                                      -------   ------
Selling, general and administrative expenses            3,390    2,403
Arbitration and related legal expenses                    333      630
Research and development expenses                         735      679
                                                      -------   ------
      Total operating expenses                          4,458    3,712
                                                      -------   ------
      Income (loss) from operations                     1,138     (565)

Other income (expense):
   Interest expense                                      (100)    (134)
   Interest income and other                                3        8
                                                      -------   ------
Income (loss) before income taxes                       1,041     (691)

Income tax benefit                                        461       --
                                                      -------   ------
Net income (loss)                                     $ 1,502   $ (691)
                                                      =======   ======
Net income (loss) per basic common share (Note 1)     $  0.29   $(0.31)
                                                      =======   ======
Net income (loss) per diluted common share (Note 1)   $  0.20   $(0.31)
                                                      =======   ======
Weighted average shares outstanding - basic             3,675    3,610
                                                      =======   ======
Weighted average shares outstanding - diluted           7,367    3,610
                                                      =======   ======

                     The accompanying notes are an integral
                part of these consolidated financial statements.

QUALMARK CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT FOR NUMBER OF SHARES)

                                                              DECEMBER 31,
                                                           -----------------
                                                             2004      2003
                                                           -------   -------
ASSETS
Current assets:
   Cash and cash equivalents                               $   516   $   442
   Trade accounts and note receivable, net of allowance
      for doubtful accounts of $50 and $28, respectively     2,748     2,119
   Inventories, net                                            749       379
   Current deferred tax assets, net                            120        --
   Other current assets                                        183        35
                                                           -------   -------
      Total current assets                                   4,316     2,975
Property and equipment, net                                    592       622
Restricted cash                                                 90        90
Goodwill                                                     1,057        --
Intangible assets                                              296         7
Non-current deferred tax assets, net                           353        --
Other assets                                                   184        87
                                                           -------   -------
                                                           $ 6,888   $ 3,781
                                                           =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                        $   676   $   858
   Accrued expenses                                            953       450
   Deferred revenue and customer deposits                       89        --
   Current portion of long-term debt                           250       440
   Accrued arbitration settlement                               --       426
                                                           -------   -------
      Total current liabilities                              1,968     2,174
   Deferred revenue                                             48        --
   Long-term debt                                            1,480       480
   Other liabilities                                            12        --
                                                           -------   -------
      Total liabilities                                      3,508     2,654
                                                           -------   -------

Commitments and contingencies

Convertible redeemable preferred stock; 2,000,000 shares
   authorized (Note 8):
   1,000,000 designated as Series B, 683,967 shares
      (2004) and 631,549 shares (2003) issued
      and outstanding, liquidation preference
      of $1,530 (2004)                                       1,500     1,369
                                                           -------   -------

   3,000 designated as Series C, 1,198 shares (2004) and
      1,106 shares (2003) issued and outstanding,
      liquidation preference of $1,247 (2004)                  799       503
                                                           -------   -------
Shareholders' equity (deficit):
   Common stock; no par value; 15,000,000 shares
   authorized; 4,133,348 shares (2004) and 3,610,092
   shares (2003) issued and outstanding                      7,768     7,444
   Accumulated deficit                                      (6,687)   (8,189)
                                                           -------   -------
      Total shareholders' equity (deficit)                   1,081      (745)
                                                           -------   -------
                                                           $ 6,888   $ 3,781
                                                           =======   =======

                     The accompanying notes are an integral
                part of these consolidated financial statements.

QUALMARK CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDING DECEMBER 31, 2004 AND 2003
(IN THOUSANDS, EXCEPT FOR NUMBER OF SHARES)

                                             COMMON STOCK
                                          ------------------   ACCUMULATED
                                            SHARES    AMOUNT     DEFICIT      TOTAL
                                          ---------   ------   -----------   ------
Balance January 1, 2003                   3,610,092   $7,829     $(7,498)    $  331
Compensation related to issuance of
   options for services                          --       11          --         11
Warrants issued in connection with
   bank financing                                --       18          --         18
Preferred stock dividends                        --     (197)         --       (197)
Accretion of redeemable preferred stock          --     (217)         --       (217)
Net loss                                         --       --        (691)      (691)
                                          ---------   ------     -------     ------
Balance December 31, 2003                 3,610,092    7,444      (8,189)      (745)
Issuance of common stock in connection
   with the acquisition                     523,256      750          --        750
Preferred stock dividends                        --     (212)         --       (212)
Accretion of redeemable preferred stock          --     (214)         --       (214)
Net income                                       --       --       1,502      1,502
                                          ---------   ------     -------     ------
Balance December 31, 2004                 4,133,348   $7,768     $(6,687)    $1,081
                                          =========   ======     =======     ======

                     The accompanying notes are an integral
                part of these consolidated financial statements.

QUALMARK CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                            YEARS ENDED DECEMBER 31,
                                                            ------------------------
                                                                  2004     2003
                                                                -------   ------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                               $ 1,502   $ (691)

Adjustments  to reconcile net income (loss) to net cash
   provided by operating activities:
   Increase (decrease) in provision for inventory reserve             5      (12)
   Provision (recovery) for bad debts                                22      (24)
   Gain on disposal of equipment                                     --       (4)
   Depreciation and amortization                                    288      343
   Deferred tax benefit                                            (473)      --
   Other                                                              7       23
Changes in assets and liabilities, net of
   business acquisition:
   Trade accounts and note receivable                              (363)    (627)
   Inventories                                                      (83)     246
   Other assets                                                    (290)     (47)
   Accounts payable                                                (246)     371
   Accrued expenses                                                 410      111
   Accrued arbitration settlement                                  (426)     426
   Customer deposits and deferred revenue                            66      (40)
                                                                -------   ------
      Net cash provided by operating activities                     419       75
                                                                -------   ------

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisition of ACG Dynamics, Inc.                    (905)      --
Acquisition of property and equipment                              (230)    (239)
Sale of property and equipment                                       --       11
Investment in patents                                                (6)      (3)
                                                                -------   ------
      Net cash used in investing activities                      (1,141)    (231)
                                                                -------   ------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings                                          2,030      250
Repayments of borrowings                                         (1,234)    (940)
                                                                -------   ------
      Net cash provided by (used in) financing activities           796     (690)
                                                                -------   ------
Net increase (decrease) in cash and cash equivalents                 74     (846)
Cash and cash equivalents at beginning of year                      442    1,288
                                                                -------   ------
Cash and cash equivalents at end of year                        $   516   $  442
                                                                =======   ======

SUPPLEMENTAL DISCLOSURE
Interest paid                                                   $    91   $  130
                                                                =======   ======

NON-CASH INVESTING AND FINANCING ACTIVITIES
Transfer of equipment to inventory held for resale              $    22   $    1
                                                                =======   ======
Exchange of equipment for other assets                          $    31   $   --
                                                                =======   ======
Preferred stock dividends                                       $   212   $  197
                                                                =======   ======
Accretion of redeemable preferred stock                         $   214   $  217
                                                                =======   ======
Capital lease obligations                                       $    34   $   --
                                                                =======   ======

                                   (continued)

QUALMARK CORPORATION AND SUBSIDIARY

(IN THOUSANDS)

Acquisition of ACG Dynamics, Inc.:
Assets acquired:
   Accounts receivable               $  288
   Inventory                            270
   Property, plant and equipment         33
   Other assets                          45
   Customer list                        152
   Non-compete agreements                74
   Goodwill                           1,057
Liabilities assumed:
   Accounts payable                     (41)
   Accrued expenses                    (108)
   Customer deposits                    (99)
   Closing costs                        (16)
                                     ------
Net assets acquired                   1,655

Less: QualMark common stock issued     (750)
                                     ------
Net cash paid                        $  905
                                     ======

                     The accompanying notes are an integral
                 part of these consolidated financial statements

QUALMARK CORPORATION AND SUBSIDIARY

NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     QualMark Corporation ("QualMark" or "the Company") designs, manufactures, and markets proprietary equipment that rapidly and efficiently expose product design and manufacturing-related defects for the purpose of improving product quality and reliability. The Company's high performance physical stress equipment supports significant improvements in the process of Design Verification Testing ("DVT") and Environmental Stress Screening ("ESS"). DVT is the process by which electronic product manufacturers ensure their products perform within the previously determined operating ranges (commonly known as "specifications"). ESS is the testing process used by these same manufacturers to expose production-related defects.

     The Company's equipment allows manufacturers to determine the true operating limits of their products. This gives manufacturers the necessary information to reduce design costs, improve product reliability, shorten time to market, reduce warranty costs, and extend warranty periods. The Company's equipment is used by manufacturers in a wide range of industries to perform highly accelerated stress testing on products such as circuit boards, personal computers, monitors, flight navigation systems, cellular telephones, LAN/WAN equipment and consumer electronics.

     The Company evolved from a business manufacturing and marketing its proprietary OVS (Omni-axial Vibration System) equipment or (Typhoon Systems) to a full service organization offering HALT (Highly Accelerated Life Test) and HASS (Highly Accelerated Stress Screen) test services as well. The Company operates a network of test centers, known as Accelerated Reliability Test Centers ("ARTC"), which provide comprehensive HALT and HASS test and support services to industry. These services include accelerated reliability improvement test services (HALT and HASS) using QualMark's OVS physical stress equipment performed either in the ARTC test centers or at the customer's site.

     QualMark currently operates four test centers located in the metropolitan areas of Denver, Colorado, Huntington Beach, California, Santa Clara, California, and Boston, Massachusetts. The Company also utilizes three domestic strategic agreements with large testing companies in Detroit, Michigan, Hillboro, Oregon, and Huntsville, Alabama. In addition, the Company has established strategic agreements with IMQ Instituto Del Marchia Di Qualita, Institutet For Verkstadsteknisk Forskning, and the Swedish Institute of Production Engineering to operate testing centers in Enschede, Netherlands, Milan, Italy, and Molndal, Sweden. As domestic or international demand for its products and services grows, the Company may further expand its domestic and international presence by expanding strategic arrangements with other test lab organizations.

     On November 15, 2004, QualMark completed the asset acquisition of Connecticut based ACG Dynamics Inc. ("ACG") an electrodynamic shaker service company. ACG is headquartered in West Haven, Connecticut and is a leader in supplying electrodynamic systems, components, and service to the worldwide vibration test equipment market. QualMark formed a separate wholly-owned subsidiary, QualMark ACG Corporation ("QualMark ACG"), to acquire substantially all assets subject to certain liabilities of ACG. The newly formed QualMark ACG provides turn-key vibration testing systems consisting of factory rebuilt/upgraded electrodynamic systems, new QualMark ACG solid state power amplifiers and digital vibration controllers.

LIQUIDITY

     During 2003, the Company experienced a "leveling" out of business, in which sales and demand remained steady for its capital equipment products. This activity met the Company's internal projections for capital equipment demand and financial performance for 2003. During 2004, the Company experienced a 52% increase in revenue, which was primarily attributed to the continued adoption and acceptance of HALT and HASS testing techniques and a revised sales process that included a move toward value selling and the Company wide customer satisfaction philosophy. The Company cannot give any assurance on the continued demand for its products and/or services. On, February 13, 2004 the Company executed a definitive settlement agreement with Dr. Hobbs regarding the existing arbitration award, in which the Company paid approximately $439,000 to Dr. Hobbs during 2004. These payments are complete and were made primarily from the Company's cash flow generated from 2004 operations (Note 12).

     While there is no guarantee that the Company will be able to meet the operational and financial requirements of its 2005 budget and limit the use of cash and cash equivalents, the Company's operating plan and execution thereof is focused on growing revenue, controlling costs and conserving cash. The Company can not predict with certainty the expected revenues, gross profit margin, net profit or loss and provision or usage of cash and cash equivalents for 2005. However, the Company's management believes that the Company's cash and cash equivalents and working capital, provide adequate capital resources to fund its operations, 2005 debt and working capital needs through at least the end of 2005, and into the first quarter of 2006. The Company's inability to modify or replace its debt when it comes due, or to obtain required capital when needed could have a material adverse effect on its business, results of operations and financial condition, and the Company could be required to reduce its level of operations, delay product development or take other actions to diminish the amount of cash used in its business. While there can be no guarantee, the Company's management believes that it will be able to extend the due date of its credit facility with the bank, or replace such facility with other borrowings.

CASH AND CASH EQUIVALENTS

     Cash on hand and in banks, together with marketable securities having original maturities of three months or less, are classified as cash and cash equivalents by the Company.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss. Customer account balances with invoices dated over 90 days are considered delinquent. The Company maintains reserves for potential credit losses based upon its loss history and its aging analysis. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Such losses have been within management's expectations. The Company is not exposed to a concentration of credit risk as it relates to specific industries, as its customers are not heavily concentrated in any specific industry. During 2004 and 2003, one customer comprised approximately 22% and 12%, respectively, of the Company's revenue. The revenue was all recorded in the Company's equipment sales segment. The Company was not dependent on any single industry segment for its revenues.

INVENTORIES

     Inventories are stated at the lower of cost or market with cost being determined using the first-in, first-out method. The cost of inventories includes materials, direct labor and manufacturing overheads.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is recorded using the straight-line method over estimated useful lives of three to ten years. Amortization of leasehold improvements and equipment under capital leases is provided over the shorter of the asset's useful life or the lease term and is included in depreciation expense. Maintenance and repairs are expensed as incurred and improvements are capitalized. Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization are eliminated from the respective accounts and any resulting gains or losses are reflected in operations.

LONG-LIVED ASSETS

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of their carrying amounts to future net cash flows expected to be generated from the operation and sale of the long-lived assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount in which the carrying amount of the long-lived assets exceeds their fair values. At December 31, 2004 and 2003, management believes that no impairment has occurred.

REVENUE RECOGNITION

     Revenues from product sales are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable. Generally, the criteria are met upon shipment of products on an F.O.B shipping point basis and transfer of title to customers. In certain instances, the Company will recognize revenue prior to shipment when the customer requests in writing that the transaction be on a bill and hold basis, the risk of ownership has passed to the customer, the manufactured equipment is segregated, complete and ready for shipment, and there is a fixed schedule for delivery of the equipment and no specific performance obligations exist. Revenue from services is recognized when the services are performed and billable. Revenue from equipment service contracts is recognized ratably over the term of the contract.

RESEARCH AND DEVELOPMENT

The Company expenses costs for research and development as incurred.

ADVERTISING EXPENSE

     The Company charges advertising, including production costs, to expense on the first date of the advertising period. Advertising expense for 2004 and 2003 was not significant.

PREOPENING COSTS

     The Company charges to selling, general and administrative expense the preopening costs of new service centers as incurred. These costs are primarily labor, supplies, preopening marketing and advertising and other expendable items.

INCOME TAXES

     The current provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefit in the period of enactment. At December 31, 2004, the Company reversed a portion of its deferred tax asset allowance to record a deferred tax asset of $473,000. The recognition of this asset was based on the financial results of 2004 and the estimated budgeted financial results for 2005. If future taxable income is less than the amount that has been assumed in determining the deferred tax asset, an increase in the valuation reserve will be required with a corresponding charge against income. If future taxable income exceeds the level that has been assumed in calculating the deferred tax asset, the valuation reserve could be reduced with a corresponding credit to income. (Note 7).

PRODUCT WARRANTIES

     Provision for anticipated warranty costs is recorded at the time the sale is recognized. The provision is based on historical warranty experience. In 2004 and 2003, the Company offered a one-year parts and limited labor warranty on all new chambers, and sells an equipment service contract for an additional one-year extended service warranty (Note 6).

FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, trade accounts and notes receivable, accounts payable, and customer deposits approximate their fair values. The carrying amount of long-term debt approximates its fair value due to variable rates.

     The fair value of a letter of credit issued in conjunction with the new lease agreement (Note 6) approximates the fees paid to obtain it.

EARNINGS (LOSS) PER SHARE

     Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share, requires dual presentation of basic and diluted earnings or loss per share ("EPS") with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

     Earnings (loss) per basic share of common stock is based on the weighted average number of shares of common stock outstanding during each respective period. Earnings (loss) per diluted share of common stock adds to basic weighted shares the weighted average number of shares issuable under convertible securities, stock options and warrants outstanding during each respective period, using the if-converted or treasury-stock methods. In a period in which a loss is incurred, only the weighted average number of common shares is used to compute the diluted loss per share as the inclusion of potential common shares would be antidilutive, and therefore, basic and diluted earnings per share are the same.

The calculation of basic and diluted earnings (loss) per share is as follows (in thousands, except per-share amounts):

                                                                 YEARS ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               2004      2003
                                                              ------   -------
Net income (loss)                                             $1,502   $  (691)

Accretion of redeemable preferred stock                         (214)     (217)
Preferred stock dividends                                       (212)     (197)
                                                              ------   -------

Net income (loss) applicable to common shareholders-basic     $1,076   $(1,105)
                                                              ======   =======
Weighted  average  shares  outstanding - basic                 3,675     3,610
                                                              ======   =======
Net income (loss) per share - basic                           $ 0.29   $ (0.31)
                                                              ======   =======

Net income (loss) applicable to common shareholders-diluted   $1,502   $(1,105)
                                                              ======   =======
Weighted  average  shares  outstanding - basic                 3,675     3,610
Dilutive securities                                            3,692        --
                                                              ------   -------
Weighted  average  shares  outstanding - diluted               7,367     3,610
                                                              ======   =======
Net income (loss) per share  - diluted                        $ 0.20   $ (0.31)
                                                              ======   =======

     Options and warrants to purchase 163,390 shares of common stock, 658,387 (3,453,173 if converted to common shares, refer to Note 8) preferred shares, and 75,301 shares of convertible debt, (Note 5) were included in the dilutive calculation for the year ended December 31, 2004.

     Options and warrants to purchase 1,851,063 shares of common stock and 658,387 (3,453,173 if converted to common shares, refer to Note 8) preferred shares were excluded from dilutive stock option calculations for the year ended December 31, 2003, as their inclusion would be antidilutive.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SHIPPING AND HANDLING FEES AND COSTS

     The Company records shipping and handling fees billed to customers as revenue, and shipping and handling costs incurred as cost of sales.

COMPREHENSIVE INCOME

     For the years ended December 31, 2004 and 2003, comprehensive income (loss) equaled net income (loss).

STOCK-BASED COMPENSATION

     SFAS No. 123, Accounting for Stock-Based Compensation, allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to continue accounting for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has chosen to continue to account for employee stock-based compensation using APB 25. Accordingly, no compensation expense has been recognized for options granted at fair market value. Had compensation cost for the Company's stock option plans been determined based on the fair values at the grant dates for awards under the plans consistent with the fair-value based method of accounting prescribed by SFAS No. 123, the Company's results would have been changed to the pro forma amounts indicated below (in thousands, except in per share amounts):

                                                       YEARS ENDED DECEMBER 31,
                                                       ------------------------
                                                            2004      2003
                                                           ------   -------
Net income (loss) applicable to common shareholders        $1,076   $(1,105)

ADD: Stock-based employee compensation expense
   included in reported net loss, net of related tax
   effects                                                     --        --
DEDUCT: Total stock-based employee compensation
   expense determined under fair value based method
   for all awards, including awards issued in prior
   periods which vested in the current periods, net
   of related tax effects                                    (201)     (465)
                                                           ------   -------
Pro forma net income (loss)                                $  875   $(1,570)
                                                           ======   =======

Income (loss)  per share:

Basic - as reported                                        $ 0.29   $ (0.31)
                                                           ======   =======
Diluted - as reported                                      $ 0.20   $ (0.31)
                                                           ======   =======

Basic - pro forma                                          $ 0.24   $ (0.44)
                                                           ======   =======
Diluted - pro forma                                        $ 0.18   $ (0.44)
                                                           ======   =======

    The fair value of options granted in 2004 and 2003 were $171,000 and $57,000 respectively. The fair value of each option and grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the years ended December 31, 2004 and 2003: dividend yield of zero; expected volatility ranging from 100% to 139% ; risk-free interest rates ranging from 2.5% to 5.21%; and an expected term of three to ten years.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), Share-Based Payment, which addresses the accounting for share-based compensation transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. The Company is evaluating the provisions and will apply this standard beginning in 2006. Depending upon the number and terms of options that may be granted in future periods, the implementation of this standard could have a material impact on the Company's financial position and results of operations.

     In December 2003, the FASB issued Interpretation No. 46R ("FIN 46R"), a revision to SFAS Interpretation No. 46, Consolidation of Variable Interest Entities. FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN 46R also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. FIN 46R became effective for variable interest entities or potential variable interest entities for periods ending after December 15, 2003 for public companies (other than small business issuers), and became effective by the end of the first annual reporting period ending after December 15, 2004 for companies that are small business issuers. FIN 46R did not have an impact on the Company's financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope, which may have previously been reported as equity, as a liability (or an asset is some circumstances). Mandatorily redeemable instruments (i.e. instruments issued in the form of shares that unconditionally obligate the issuer to redeem the shares for cash or by transferring other assets) are to be reported as liabilities by their issuers. This statement does not affect the classification or measurement of convertible bonds, puttable stock, or other outstanding shares that are conditionally redeemable. The provisions of SFAS No. 150 are generally effective for all financial instruments entered into or modified after May 31, 2003, except for those provisions relating to mandatorily redeemable non-controlling interests, which have been deferred. The adoption of SFAS No. 150 did not have a material impact on the financial position or results of operation of the Company. If the deferred provisions of SFAS No. 150 are finalized in their current form, management does not expect adoption to have a material effect on the Company's financial position or results of operations.

2. INVENTORIES

     Inventories consist of the following (in thousands):

                                   DECEMBER 31,
                                   ------------
                                    2004   2003
                                   -----   ----
Raw materials                       $620   $375
Work in process                       57     13
Finished goods                       124     38
Less: Allowance for obsolescence     (52)   (47)
                                    ----   ----
                                    $749   $379
                                    ====   ====

     The Company monitors inventory for turnover and obsolescence, and records reserves for excess and obsolete inventory as appropriate.

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in thousands):

                                                     DECEMBER 31,
                                                  -----------------
                                                    2004      2003
                                                  -------   -------
Machinery and equipment                           $ 2,229   $ 2,139
Furniture and fixtures                                139       141
Leasehold improvements                                408       375
Software                                              302       259
                                                  -------   -------
                                                    3,078     2,914
Less: Accumulated depreciation and amortization    (2,486)   (2,292)
                                                  -------   -------
                                                  $   592   $   622
                                                  =======   =======

     Depreciation expense was approximately $273,000 and $320,000 for the years ended December 31, 2004 and 2003, respectively.

4. ACCRUED EXPENSES

     Accrued expenses consist of the following (in thousands):

                           DECEMBER 31,
                           ------------
                            2004   2003
                            ----   ----
Accrued warranty            $172   $123
Accrued employee related     420    238
Accrued bonus                191     --
Other                        170     89
                            ----   ----
                            $953   $450
                            ====   ====

5. INDEBTEDNESS

     The Company's commercial borrowings consist of a term loan, a revolving line of credit, (the "Credit Agreement") and a convertible debt agreement (the "Convertible Debt").

     On November 9, 2004 the Company refinanced its existing Credit Agreement and entered into a new credit facility (the "new Credit Facility") with Silicon Valley Bank (the "Commercial Bank"). The new Credit Facility consists of a $750,000, three-year term loan payable with monthly payments of $20,800 and a $1,500,000, one-year revolving line of credit. The interest rate for the revolving line of credit is set at a per annum rate of 1% over the Prime Rate ("Prime") with a minimum interest rate of 5.5%. The interest rate for the term loan is set at a per annum rate of interest equal to the sum of (a) the U.S. treasury note yield to maturity for a 36 month term as quoted in the Wall Street Journal, plus (b) 375 basis points, or 3.75%, with a minimum interest rate of 6.5% per annum. Both the revolving credit line and term loan under the new Credit Facility are collateralized by substantially all the assets of the Company. Both the revolving credit line and term loan under the new Credit Facility are collateralized by substantially all the assets of the Company. Borrowings under the line of credit are subject to borrowing base limits. As of December 31, 2004, there was $1,500,000 of availability on the line of credit.

     On, November 11, 2004, the Company entered into a $1,000,000, five-year, interest only subordinated, Convertible Debt agreement with an affiliate of the Commercial Bank. The Convertible Debt initially bears interest at a rate of 8% per annum and is subordinate to the new Credit Facility with the Commercial Bank. As long as the Company remains in compliance with the Convertible Debt agreement, on the first day of the month following each anniversary date, this interest rate will be reduced 2.083 basis points for each penny that the average closing price of the Company's common stock over the preceding 20 trading day period exceeds $1.66. The Convertible Debt conversion provision allows for the initial $1,000,000 advance to be converted, at the debt holder's option, into common stock of the Company at a price of $1.66 per share (the "Conversion Price") (which was the market price per share at the date of the Convertible Debt transaction) at any time during the five-year period. The Company can initiate conversion of the Convertible Debt into common stock at the Conversion Price any time after November 11,

2007, provided that the Company has given the Convertible Debt holder 30 days notice, is in compliance with the financial covenants, and the Company's common stock has traded at $4.98 for 20 consecutive days.

     The Company's average interest rate for the years ended December 31, 2004 and 2003, was 7.5% and 7.13%, respectively.

     As required by the new Credit Facility, the Company will make principal payments of $20,800 on the term loan during 2005. The Company has also determined that, during 2005, draws on the revolving line of credit are expected to be made based on operational cash flow needs or growth based initiatives. At the close of each quarter, the Company has made arrangements to meet and review results of the Company with the Commercial Bank and the Convertible Debt holder. The Company believes its relations with its Commercial Bank and Convertible Debt holder to be good.

     The following represents future amounts payable at December 31, 2004 (in thousands).

Year ended December 31,
   2005                   $  250
   2006                      250
   2007                      230
   2008                       --
   2009 (November)         1,000
                          ------
                          $1,730
                          ======

6. COMMITMENTS AND CONTINGENCIES

     Leases:

     The Company leases office space, and operating facilities under operating lease arrangements. Future minimum lease payments consist of the following at December 31, 2004 (in thousands):

                          OPERATING
                            LEASES
                          ---------
Year ended December 31,
   2005                     $  355
   2006                        299
   2007                        246
   2008                        238
   2009                        184
   2010                         77
                            ------
                            $1,399
                            ======

     Rent expense for the years ended December 31, 2004 and 2003 was approximately $412,000 and $430,000, respectively.

     The future minimum lease payments above include a seven year lease entered into by the Company on December 31, 2002 with a third party for a new corporate facility in Denver, Colorado. The lease commenced on April 1, 2003. In connection with this lease the Company has $90,000 in restricted cash used to secure an irrevocable standby letter of credit in the amount of $90,000 (the "LOC") with the lessor. The LOC is to be used as collateral for the completion of certain tenant improvements to this facility. The LOC had an expiration date of July 31, 2004, but was extended through July 31, 2005. The LOC can be extended on a yearly basis through July 31, 2009.

     Product warranty costs:

     The following is a reconciliation of the changes in the Company's product warranty liability during the years ended December 31, 2004 and 2003 (in thousands):

                                YEARS ENDED
                               DECEMBER 31,
                               ------------
                                2004   2003
                               -----   ----
Balance, January 1             $ 123   $ 96
Warranty expenditures           (146)   (99)
Provision for warranty costs     195    126
                               -----   ----
Balance, December 31           $ 172   $123
                               =====   ====

7. INCOME TAXES

     Income tax (benefit) expense consists of the following (in thousands):

                                              YEARS ENDED
                                              DECEMBER 31,
                                             -------------
                                              2004    2003
                                             -----   -----
Current tax expense (benefit)
   Federal                                   $  12   $  --
   State                                        --      --
                                             -----   -----
                                                12

Deferred tax expense (benefit)
   Federal                                     364    (221)
   State                                        54     (32)
                                             -----   -----
                                               418    (253)
                                             -----   -----
(Decrease) increase in valuation allowance    (891)    253
                                             -----   -----
                                             $(461)  $  --
                                             =====   =====

For 2004, income tax expense (benefit) includes approximately $441,000 resulting from the utilization of NOL carryforwards. A reconciliation of the statutory Federal income tax rate to the income tax benefit is as follows (in thousands):

                                         YEARS ENDED DECEMBER 31,
                                     --------------------------------
                                          2004              2003
                                     --------------    --------------
                                     AMOUNT     %      AMOUNT     %
                                     ------   -----    ------   -----
Computed "expected" tax               $ 354    34.0%    $(235)  (34.0)%

State income taxes, net of Federal
   income tax effect                     52     5.0%      (34)   (5.0)%
(Decrease) increase in valuation
   allowance                           (891)  (85.7)%     253    30.9%
Nondeductible expenses and other         12     1.2%       16     8.1%
AMT tax                                  12     1.2%       --      --
                                      -----   -----     -----   -----
                                      $(461)  (44.3)%   $  --      --%
                                      =====   =====     =====   =====

     Deferred tax assets and liabilities represent the future impact of temporary differences between the financial statement and tax bases of assets and liabilities and are as follows (in thousands):

                                          DECEMBER 31,
                                       -----------------
                                         2004      2003
                                       -------   -------
Deferred tax assets:
   Net operating loss carry forwards   $ 2,153   $ 2,593
   Accrued liabilities                     111        91
   Allowance for doubtful accounts          20        11
   Inventory reserves                        7        21
   Depreciation and amortization           182       167
   Deferred compensation                    14        17
   Valuation allowance                  (1,948)   (2,839)
                                       -------   -------
Total deferred tax assets                  539        61
                                       -------   -------
Deferred tax liabilities:
   Goodwill                                 (4)       --
   Amortization of patents                 (62)      (61)
                                       -------   -------
Total deferred tax liabilities             (66)      (61)
                                       -------   -------
Net deferred tax asset                 $   473   $    --
                                       =======   =======

     As of December 31, 2004, the Company had a net operating loss ("NOL") carryforward of approximately $5,500,000 which is available to offset future taxable income, if any through 2024. The ultimate realizations of these assets are dependent upon the generation of future taxable income sufficient to offset the related deductions and loss carryforwards within the applicable carryforward period.

8. PREFERRED STOCK

Preferred Stock - Series B

     On March 27, 2002 an existing common stock investor (the "Investor") exchanged its 571,013 outstanding shares of Series A preferred stock (which represented all of the Company's designated and issued shares of Series A preferred stock), for an equal number of shares of Series B preferred stock of the Company. The Series B preferred stock has the same preferences, limitations and relative rights as the Series A preferred stock, except that the conversion rate will be $0.922 per share instead of $2.15 per share. These rights include voting rights equal to the number of shares of common stock into which each share of preferred stock would be convertible, dividends at the rate of 8.0% per annum paid quarterly either in cash or in kind, priority over common stock to distributions upon liquidation or dissolution and redemption rights on any date after September 1, 2004. The preferred stock exchange resulted in a beneficial conversion feature of $489,000. This beneficial conversion feature would normally have resulted in a credit to common stock and a charge to retained earnings. As the Company has an accumulated deficit, both the credit and charge are reflected in common stock. This beneficial conversion feature was recorded as a charge to loss applicable to common shareholders for the quarter ended March 31, 2002. The accretion recorded under the mandatory redemption feature for the years ended December 31, 2004 and 2003 was $14,000 and $17,000, respectively, for each period.

The reason for the exchange of the Series A shares for the Series B shares was to provide the Investor with a conversion rate that reflected current market price of the Company's common stock at the time of the exchange.

The holder of the Series B preferred stock has various rights and preferences as follows:

     Designation - On November 2, 2004, the Company's Board of Directors approved an increase in the number of Series B preferred shares designated to 1,000,000. This increase in the Series B designation allows the Company to continue to issue preferred stock to the holder, as payment for dividends earned.

     Conversion -- The Series B preferred stock may, at the option of the holder, be converted at any time into shares of common stock at $0.922 per share. The applicable conversion terms resulted in a beneficial conversion feature, which has been accreted in full as of September 1, 2004, which is the earliest date the Series B preferred stockholder could elect the option to redeem the Series B preferred stock.

     Anti-Dilution Protection -- The Series B preferred stock conversion ratio is subject to adjustment, calculated in accordance with the Company's articles of incorporation, if the Company issues securities at a price per share that is less than the current conversion ratio of the Series B preferred stock.

     Voting -- The Series B preferred stock shares are voted equally with the shares of common stock of the Company, on an as-if converted to common stock basis.

     Dividends -- The Series B preferred stock accrues dividends at 8% per annum. Dividends may be paid in cash or additional preferred shares, in kind, at the option of the Company. In addition, in the event the Company declares, pays or sets apart a common stockholder dividend, each holder of shares of the Series B preferred stock shall be entitled to receive a per share dividend equal to the number of shares of common equity on which such common dividend is declared into which each share of Series B preferred stock is convertible on the record date, multiplied by the amount of cash or property paid, or by the number of shares of capital stock issued. Preferred stock dividends were approximately $117,000 and $109,000 during 2004 and 2003, respectively. As of December 31, 2004, the Series B preferred shares have $60,000 accumulated dividends in arrears. On March 20, 2005, the accumulated dividends in arrears were satisfied through the issuance of 27,819 Series B preferred shares.

     Liquidation -- The Series B preferred stock ranks senior to common stock and has a liquidation preference of $2.15 per share plus all declared and unpaid dividends, which totals $1,530,000 at December 31, 2004.

     Conditional Redemption -- The Series B preferred stock is redeemable at any time after September 1, 2004 at the option of the holders of the Series B preferred stock. The redemption price is equal to $2.15 per share to the extent the Company has funds legally available for such payment. If the Company does not have funds available, at the option of the holders of the Series B preferred stock, the Series B preferred stock can be converted into a debt obligation of the Company in a form acceptable to the holders of the Series B preferred stock.

     Optional Redemption -- The Company maintains a one-time option to repurchase the Series B preferred stock or require the holder to convert its preferred stock, under the following terms. At any time following a 45-day consecutive trading period during which the average closing price per share of the Company's common stock is at least $5.00 per share, the Company may give notice of its intention to repurchase all of the outstanding Series B preferred shares. The holder of the Series B preferred stock shall have 30 days from receipt of the Company's repurchase notice to elect to convert their Series B preferred shares to common stock. In the event that the holder of the Series B preferred stock does not elect to convert all of their Series B preferred stock, the Company may repurchase all, but not less than all, of the remaining Series B preferred stock at the price of $4.00 per share, or 90% of the fair market value of the common stock, whichever is greater, plus any accumulated dividends, by notice to the holder of the Series B preferred stock and tendering of funds within five business days of the expiration of the Series B preferred stockholder's conversion option. The fair market value of the common stock shall be determined by the average closing price of the common stock for the five trading days prior to the date on which the Series B preferred stockholder's option to convert expires.

Preferred Stock - Series C

     On March 27, 2002, the Company authorized the issuance of 1,000 shares of Series C, convertible, redeemable, cumulative, participating, no par preferred stock ("Series C preferred stock").

     On March 27, 2002, the Investor purchased 1,000 shares of Series C preferred stock and warrants to purchase shares of common stock, in exchange for $1,000,000. The net proceeds to the Company were $967,000. The warrants were valued and recorded at $259,000. Due to the conversion feature of the Series C preferred stock transaction, a beneficial conversion feature of $741,000 existed at the execution of the agreement. The Company is accreting the warrants and the beneficial conversion feature of the Series C preferred stock to the earliest date the Series C preferred stockholders can elect the option to redeem the Series C preferred stock. The accretion recorded for each of the years ended December 31, 2004 and 2003 was $148,000. The beneficial conversion feature was recorded as an increase to common stock and a decrease to Series C preferred stock.

The holder of the Series C preferred stock have various rights and preferences as follows:

     Designation -- On November 2, 2004, the Company's Board of Directors approved an increase in the number of designated Series C preferred shares to 3,000. This increase in the Series C designation allows the Company to continue to issue preferred stock to the holder, as payment for dividends earned.

     Conversion -- The Investor may now convert its Series C preferred stock into shares of the Company's common stock at any time. In the event that the Investor elects to convert, the conversion price per share of the Series C preferred stock will be $0.5993 per share. The applicable conversion terms result in a beneficial conversion feature of approximately $741,000, which was recorded in the first quarter of 2002, and is being accreted to the earliest date the Series C preferred stockholder can elect the option to redeem the Series C preferred stock.

     Anti-Dilution Protection -- The Series C preferred stock conversion ratio is subject to adjustment, calculated in accordance with the Company's articles of incorporation, if the Company issues securities at a price per share that is less than the current conversion ratio of the Series C preferred stock. This feature could result in additional charges being recorded against net income (loss) applicable to common shareholders.

     Voting -- The Series C preferred stock shares are voted equally with the shares of common stock of the Company, on an as-if converted to common stock basis.

     Dividends -- The Series C preferred stock accrues dividends at 8% per annum. Dividends may be paid in cash or additional preferred shares, in kind, at the option of the Company. In the event that the Company pays dividends in kind, the Company will record additional charges against net income (loss) applicable to common shareholders. In addition, in the event the Company declares, pays or sets apart a common stockholder dividend, each holder of shares of the Series C preferred stock shall be entitled to receive a per share dividend equal to the number of shares of common equity on which such common dividend is declared into which each share of Series C preferred stock is convertible on the record date, multiplied by the amount of cash or property paid, or by the number of shares of capital stock issued. Preferred stock dividends were approximately $95,000 and $88,000 during 2004 and 2003, respectively. As of December 31, 2004, the Series C preferred shares have accumulated dividends in arrears of $49,000. On March 20, 2005, the accumulated dividends in arrears were satisfied through the issuance of 49 Series C preferred shares.

     Liquidation -- The Series C preferred stock ranks senior to common stock and has a liquidation preference of $1,000 per share plus all declared and unpaid dividends which totals $1,247,000 at December 31, 2004.

     Conditional Redemption -- The Series C preferred stock is redeemable at any time after April 1, 2007 at the option of the holder of the Series C preferred stock. The redemption price is equal to $1,000 per share to the extent the Company has funds legally available for such payment. If the Company does not have funds available, at the option of the holder of the Series C preferred stock, the Series C preferred stock can be converted into a debt obligation of the Company in a form acceptable to the holder of the Series C preferred stock.

9. STOCK WARRANTS AND OPTIONS

     WARRANTS

     In connection with the Series C preferred stock transaction on March 27, 2002, the Investor received warrants to purchase 417,153 shares of the Company's common stock. The exercise price of the warrants is $1.265, and the warrants have a term of five years during which they can be exercised. The value of the warrants issued was estimated to be $259,000. The fair value the warrant grant was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of zero; expected volatility of 100%; risk-free interest rate of 3.00%; and an expected term of five years.

     The warrants have been recorded as an increase to common stock, and are being accreted to the earliest date the Series C preferred stockholder can elect the option to redeem the Series C preferred stock. Warrant accretion was approximately $52,000 during 2004 and 2003.

     On July 25, 2003, the Company issued 25,000 warrants to its commercial bank for consideration of the renegotiated Credit Agreement. The exercise price of the warrants is $1.155, and the warrants have a term of two years during which they can be exercised. The warrants issued represent debt issue costs and the value was estimated to be approximately $18,000, using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of zero, expected volatility of 141%, risk free interest rate of 2%, and an expected term of two years. The debt issue costs were amortized on the straight line method to interest expense over the term of the Credit Agreement (through March 15, 2004). For the years ended December 31, 2004 and 2003 the Company amortized $7,000 and $11,000, respectively, to interest expense.

     Stock warrant transactions during 2004 and 2003 are summarized below:

                                               WEIGHTED
                                                AVERAGE
                                               EXERCISE
                                     SHARES      PRICE
                                   ---------   --------
Outstanding at January 1, 2003     1,176,688     $3.30
Granted                               25,000      1.16
Exercised                                 --        --
Forfeited                                 --        --
                                   ---------     -----
Outstanding at December 31, 2003   1,201,688      3.26
Granted                                   --        --
Exercised                                 --        --
Forfeited                           (759,535)     4.42
                                   ---------     -----
Outstanding at December 31, 2004     442,153     $1.26
                                   =========     =====

     STOCK OPTIONS

     The Company has two stock option plans, an incentive stock option plan (the "1993 Plan") and the 1996 Stock Option Plan (the "1996 Plan") (collectively, the "Plans"). The 1993 Plan provides employees and officers with an opportunity to purchase an aggregate of 159,746 shares of the Company's common stock. The 1993 Plan requires that incentive stock options be issued at exercise prices which are at least 100% of the fair value of the stock at the date of the grant. Options issued under the 1993 Plan vest at a rate of 25% per year over four years and generally expire up to ten years from the date of grant. Under the 1996 Plan, grants of both incentive stock options and non-qualified options are permitted. Incentive stock options may only be granted to employees of the Company, including officers and directors who are also employees. Non-qualified options may be issued to officers, directors, employees or consultants of the Company. The exercise price of incentive stock options granted under the 1996 Plan must be at least 100% of the fair market value of the Company's stock at the grant date, while the exercise price of non-qualified options is at the discretion of the Board of Directors, but is ordinarily priced at 100% of the fair market value at the grant date. Aggregate common shares of 722,000 are reserved for issuance under the 1996 Plan, as amended. Shares forfeited can be reissued under the 1996 Plan. Options issued under the 1996 Plan vest at a rate that is at the discretion of the Board of Directors, but is generally at a rate of 33% per year over three years for employees and immediate to 33% per year over three years for directors and generally expire up to ten years from the date of grant.

     Stock option transactions of the Plans during 2004 and 2003 are summarized below:

                                              WEIGHTED
                                               AVERAGE
                                              EXERCISE
                                    SHARES     PRICE
                                   --------   --------
Outstanding at January 1, 2003      701,375     $2.25
Granted                              94,000      0.63
Exercised                                --        --
Forfeited                          (146,000)     2.95
                                   --------     -----
Outstanding at December 31, 2003    649,375      1.87
Granted                             155,000      1.43
Exercised                                --        --
Forfeited                           (63,925)     2.23
                                   --------     -----
Outstanding at December 31, 2004    740,450     $1.75
                                   ========     =====

     At December 31, 2004 and 2003, options were exercisable with respect to 605,800 and 541,653 shares, respectively, with exercise prices ranging from $0.60 to $6.44 and a weighted average exercise price of $1.84 and $2.01, respectively. As of December 31, 2004 the weighted average contractual life was
4.59 years.

     The following table sets forth the exercise price range, number of shares, weighted average exercise price, and remaining contractual lives by groups of options as of December 31, 2004:

                                                             WEIGHTED AVERAGE
                       NUMBER OF SHARES   WEIGHTED AVERAGE       REMAINING
EXERCISE PRICE RANGE      OUTSTANDING      EXERCISE PRICE    CONTRACTUAL LIFE
--------------------   ----------------   ----------------   ----------------
    $0.60 - $1.35           236,000             $0.88              5.80
    $1.40 - $1.61           255,500             $1.46              5.03
    $3.25 - $6.44           248,950             $2.87              1.83
                            -------             -----              ----
                            740,450             $1.75              4.59
                            =======             =====              ====

10. PROFIT SHARING PLAN

     The Company maintains an employee profit sharing plan under Section 401(k) of the Internal Revenue Code (the "Plan") covering personnel who have been employed at least three months. Employees may contribute up to the federal limit of their compensation to the Plan each year. Participants vest in employer contributions at a rate of 20% per year over five years. Effective July 1, 2004, the plan allowed for company matching contributions of $0.13 for every $1.00 invested by the employee in the program, limited to the first $10,000 contributed by the employee. Employer contributions are made quarterly. In 2004, the Company contributed a total of $7,200. During 2003, no contributions were made to the Plan.

11. SEGMENT INFORMATION

     Prior to November 2004, the Company operated in two business segments, testing equipment and Accelerated Reliability Test Centers ("ARTC"). The testing equipment segment is engaged in the manufacture and sale of vibration and thermal chambers for quality control testing of various electronic devices. The ARTC segment operates service centers where vibration and thermal chambers are available to customers for daily rental. On November 15, 2004, the Company added a third segment, QualMark ACG (ACG) (refer to Note 13). The ACG segment is engaged in the manufacture and repair of vibration shaker systems.

     The accounting policies for these segments are the same as those described in Note 1 and inter-segment transactions are eliminated. The Company evaluates the performance of its segments and allocates resources to them based primarily on gross profit. All operating revenues and expenses are allocated to the equipment and ARTC business segments in determining their gross profit, and actual revenue and expenses are utilized in determining the ACG gross profit. All other expenses are not utilized in determining the allocation of resources on a segment basis.

The table below summarizes information about reported segments (in thousands):

                                                EQUIPMENT    ARTC      ACG    CORPORATE    TOTAL
                                                ---------   ------   ------   ---------   -------
YEAR ENDED DECEMBER 31, 2004
Sales                                            $10,570    $1,199   $  243      $ --     $12,012
Gross profit                                       5,309       217       70        --       5,596
Capital expenditures                                 149        81       --        --         230
Total assets                                       5,431       354    1,103        --       6,888
Depreciation and amortization                        103       176        9        --         288
Income tax benefit                                    --        --       --       461         461
Interest expense                                      --        --       11        89         100
Interest income                                       --        --       --         2           2
OTHER SIGNIFICANT NON-CASH ITEMS:
Redeemable preferred stock dividends declared         --        --       --       212         212
Accretion of redeemable preferred stock               --        --       --       214         214
YEAR ENDED DECEMBER 31, 2003
Sales                                            $ 6,759    $1,136       --      $ --     $ 7,895
Gross profit                                       3,075        72       --        --       3,147
Capital expenditures                                 123       116       --        --         239
Total assets                                       3,291       490       --        --       3,781
Depreciation and amortization                         72       271       --        --         343
Interest expense                                      --        --       --       134         134
Interest income                                       --        --       --         5           5
OTHER SIGNIFICANT NON-CASH ITEMS:
Redeemable preferred stock dividends declared         --        --       --       197         197
Accretion of redeemable preferred stock               --        --       --       217         217

     The following information is by geographic area (in thousands):

                               UNITED STATES   MEXICO   EUROPE   ASIA PACIFIC   MIDDLE EAST   OTHER    TOTAL
                               -------------   ------   ------   ------------   -----------   -----   -------
YEAR ENDED DECEMBER 31, 2004
Sales                              $5,668       $174    $1,094      $4,680          $230       $166   $12,012
Long-lived assets, net              2,129         --        --          --            --         --     2,129
YEAR ENDED DECEMBER 31, 2003
Sales                              $4,287       $186    $  798      $2,552          $ 72         --   $ 7,895
Long-lived assets, net                632         --        84          --            --         --       716

     International sales are based on where the products were shipped and where ARTC services were rendered.

12. LEGAL MATTERS

     On May 30, 2001, the Company was served with an arbitration demand from Gregg K. Hobbs ("Hobbs"), a former employee, officer and director. The arbitration demand alleged that the Company breached provisions in the original September 30, 1995 separation agreement, executed between Hobbs and the Company, and that Hobbs suffered damages in excess of $7,000,000. The parties selected a single arbitrator with the Judicial Arbiter Group ("JAG") in Denver, Colorado and after several delays a hearing was held before the arbitrator beginning on April 21, 2003. At the conclusion of the arbitration hearing, Hobbs asserted damages of $10,000,000. The arbitrator issued a "Decision and Award" on June 20, 2003, in which the arbitrator found the Company had breached certain provisions of the September 30, 1995 agreement and awarded Hobbs damages in the amount of $261,650. On July 11, 2003, as instructed by the arbitrator, the parties submitted requests for attorney fees and costs and interest. Subsequently, both parties filed pleadings opposing all or part of the other party's request for fees and costs and the Company filed an opposition to Hobbs request for interest.

     On November 17, 2003, the arbitrator made a final award in favor of Hobbs in the amount of $410,729, which includes the net amount of fees and costs awarded to Hobbs as well as interest at 8% from June 20, 2003. In response to efforts by Hobbs to confirm the June 20, 2003 award, the Company filed pleadings contesting confirmation based on irregularities in the arbitration decision and award. Following briefings and two judicial hearings, the Company and Hobbs reached a settlement on February 13, 2004, in which the Company agreed to withdraw its objections to confirmation and Hobbs agreed to accept payment according to a schedule. The schedule called for one lump sum payment of $264,109 on February 17, 2004, which was paid by the Company, and monthly payments, due on the last day of the month, of approximately $19,000 from March through November of 2004, plus interest at 8%. As of December 31, 2004, the Company had completed all payments to Hobbs related to the arbitration award and accrued interest.

     On March 10, 2003, the Company, a former employee, and ASQ Quality Press were served with a complaint in U.S. District Court in Denver, Colorado from Hobbs alleging (i) infringement of copyrights purportedly owned by Hobbs, in violation of the Copyright Act, 17 U.S.C. Sec. 101, (ii) false designation of origin and false or misleading representation in commerce under Sec. 43(a) of the Lanham Act, 15 U.S.C. Sec 1125(a), and (iii) common law unfair competition. The Company filed an answer on March 31, 2003, which denied all allegations of the complaint and on June 23, 2003 the Company asserted a counter-claim against Hobbs seeking damages for copyright infringement, alleging that Hobbs had sold all of his HALT and HASS related intellectual property to the Company in 1994 for valuable consideration. On November 3, 2003 the Company filed a motion for partial summary judgment, and on May 21, 2004, the Company filed a motion for leave to supplement its motion for summary judgment. On June 19, 2004, the Judge granted the Company's motion for summary judgment, finding that Hobbs had sold the copyrighted material to the Company for valuable consideration in 1994 and the Court issued an order that Hobbs must pay QualMark's legal fees and costs based on a finding that Hobbs' case was frivolous and his legal positions were not reasonable. The Company submitted an application for fees and costs totaling $243,000. Hobbs has opposed the application for fees, which the U.S. District Court Judge has not yet ruled on. Hobbs also appealed the grant of summary judgment in favor of the Company to the United States Court of Appeals for the 10th Circuit. The appeal was fully briefed by all parties and oral argument was held on January 13, 2005 before a three judge panel of the Court of Appeals. In an Order and Judgment dated March 11, 2005, the Court of Appeals panel unanimously affirmed the decision of the District Court, stating that it agreed with the District Court that summary judgment was appropriate with respect to ownership of the copyrights, that the Copyright Act preempts Hobbs' claims under the Lanham Act and state unfair competition law and that the District Court did not abuse its discretion in awarding attorneys' fees to QualMark. The Court of Appeals also denied Hobbs' motion for permission to file a short rebuttal to supplement oral argument. There is no assurance that Hobbs will not request reconsideration of the three Judge panel's decision by the full Court of Appeals or seek review by the United States Supreme Court. However, were he to do so, the Company believes his prospects for success would be minimal. The Company does expect that the U.S. District Court Judge will now rule on the pending application for fees and costs.

     The Company's counterclaim against Hobbs alleging copyright infringement was dismissed without prejudice based on the Company's having not registered its copyrights prior to initiating the counterclaim. The Company had registered its copyrights in seminar materials with the Register of Copyrights after it filed its counterclaim and the Company has re-filed its infringement action in the U.S. District Court for Colorado and also sought a preliminary injunction to prevent Hobbs from using the Company's copyrighted materials without permission. A hearing on the preliminary injunction was held on July 27, 2004. On September 16, 2004, the U.S. District Court denied the Company's motion for a preliminary injunction and ruled that the matter of Hobbs' alleged infringement of the Company's copyrights and any remedy for such infringement must go to trial.

     There is no assurance that the Company will be awarded by the U.S. District Court all of the fees and costs applied for or that Hobbs will voluntarily pay the Company amounts awarded by the Court. The Company will vigorously pursue its claim for fees and costs and seek to collect any award in full and will take all legal steps necessary to protect its favorable ruling on appeal.

13. ASSET ACQUISITION OF ACG DYNAMICS INC. (ACG)

     On November 12, 2004, QualMark ACG Corporation (the "Purchaser"), a wholly owned subsidiary of QualMark Corporation entered into an asset purchase agreement with ACG Dynamics, Inc. ("ACG") of West Haven, Connecticut to purchase substantially all of the assets of ACG, subject to certain liabilities ("ACG Agreement"). On November 15, 2004, the Company closed the acquisition of ACG. The results of ACG's operations have been included in the consolidated financial statements since that date. ACG, founded in 1972, is an electro-dynamic shaker service company supplying the vibration test equipment market. There is no material relationship between QualMark or any of its affiliates and any of the parties to this transaction.

     The acquisition allows the Company to expand its service organization and provide customers with complete vibration solutions.

     The ACG Agreement provided that on November 15, 2004, ACG deliver to the Purchaser all of ACG's assets used in its business, subject to certain liabilities, in exchange for cash in the total amount of $905,000 and restricted common stock of QualMark equal to $750,000, for a total purchase price of $1,655,000. The securities were valued at $1.433 per share, the average closing price of QualMark's common stock over the thirty days of trading immediately preceding November 10, 2004, resulting in 523,256 shares being issued.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands).

Current assets                   $  603
Property, plant, and equipment       33
Intangible assets                   226
Goodwill                          1,057
                                 ------
    Total assets acquired         1,919
                                 ------
Current liabilities assumed        (264)
                                 ------
Net assets acquired              $1,655
                                 ======

     The acquired intangible assets have a weighted average useful life of approximately 3.5 years. The intangible assets that make up that amount include non-compete agreements of $74,000 (2- year useful life) and a customer list $152,000 (5-year useful life).

The $1,057,000 of goodwill was assigned to the ACG segment and this amount is expected to be fully deductible for tax purposes.

     The following unaudited pro forma financial information for the years ended December 31, 2004 and 2003, give effect to the above acquisition as if it had occurred at the beginning of each respective period. The unaudited pro forma results of operations for 2004 and 2003 include interest expense under the Convertible Debt agreement, rent expense, a reduction of depreciation expense for the building owned by ACG (pre-acquisition), and amortization of identifiable intangible assets, but does not include amortization of goodwill, pursuant to recently issued accounting standards (in thousands).

                                                       YEARS ENDED
                                               ---------------------------
                                               DECEMBER 31,   DECEMBER 31,
                                                   2004           2003
                                                (UNAUDITED)    (UNAUDITED)
                                               ------------   ------------
Revenue                                           $13,555        $10,014
Net income (loss)                                 $ 1,590        $  (415)
Basic net income (loss) per common share          $  0.28        $ (0.20)
Diluted net income (loss) per common share        $  0 17        $ (0.20)
Basic shares used in per share calculation          4,297          4,133
Diluted shares used in per share calculation        8,352          4,133

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if: (i) the officer or director acted in good faith; (ii) the person reasonably believed, in the case of conduct in an official capacity with the Company, that his or her conduct was in the best interests of the Company, or in all other cases, that his or her conduct was at least not opposed to the Company's best interests; and, (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. If the officer or director is successful on the merits in such a proceeding, the Colorado Act requires the Company to indemnify the officer or director against all expenses, including attorneys' fees incurred in connection with any such proceeding. The Colorado Act authorizes the Company to advance expenses incurred in defending any such proceeding under certain circumstances. The Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the Colorado Act.

          The Colorado Act permits the Company to limit the personal liability of its directors for monetary damages for breaches of fiduciary duty as a director, except for breaches that involve the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts involving unlawful dividends or stock redemptions or transactions from which the director derived an improper personal benefit. The Company's Articles of Incorporation include such a provision which limits the personal monetary liability of its directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The Company is not issuing any common stock under this Registration Statement. All common stock registered pursuant to this Registration Statement is being registered on behalf of selling securityholders. The Company has agreed to pay all costs of this Registration Statement. The expenses in connection with the distribution of the securities being registered, other than brokerage discounts, fees or commissions, are:

Commission Registration Fee    $  -0-
Accounting Fees and Expenses   $2,000
Legal Fees and Expenses        $5,000
Miscellaneous Expenses         $  -0-
                               ------
Total                          $7,000
                               ======

          All expenses, except the registration fee, are estimated. The Company will pay all expenses in connection with this Offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

          During the past three years, the following transactions were effected by us in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise (i) each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the investment in the securities and were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offering; and (iv) each certificate issued for the unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

          On March 27, 2002, the Company entered into an Agreement and Plan of Recapitalization pursuant to which we issued 571,013 shares of Series B Convertible Preferred Stock to The Roser Partnership III, SBIC, LP in exchange for 571,013 shares of Series A Convertible Preferred Stock held by the partnership. These securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

          On March 27, 2002, the Company issued 1,000 shares of Series C Convertible Preferred Stock and warrants to purchase 417,153 shares of common stock to The Roser Partnership III, SBIC, LP for cash in the amount of $1 million. These securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

     On November 12, 2004, QualMark ACG Corporation (the "Purchaser"), a wholly owned subsidiary of the Company entered into an asset purchase agreement with ACG Dynamics, Inc. ("ACG") of West Haven, Connecticut to purchase substantially all of the assets of ACG, subject to certain liabilities ("ACG Agreement"). On November 15, 2004, the Company closed the acquisition of ACG. The ACG Agreement provided that on November 15, 2004, ACG deliver to the Purchaser all of ACG's assets used in its business, subject to certain liabilities, in exchange for cash in the total amount of $905,000 and restricted common stock of QualMark equal to $750,000, for a total purchase price of $1,655,000. The securities were valued at $1.433 per share, the average closing price of QualMark's common stock over the thirty days of trading immediately preceding November 10, 2004, resulting in 523,256 shares being issued to the following owners of ACG; Andrew Grimaldi (209,302), Kenneth Keys (209,302), and Kevin Tierney (104,652) (Refer to Note 13 of the Financial Statements). The Company has relied on the exemption from registration available under SEC rule 506 of the Securities Act of 1933 in connection with the issuance of these securities. The Company has relied on the facts that there are no more than 35 purchasers of the securities of the Company in connection with this offering and that each purchaser has such knowledge and experience in financial and business matters that each of them are capable of evaluating the merits and risks of the investment.

ITEM 27. EXHIBITS.

INDEX TO EXHIBITS

EXHIBIT
 NUMBER                                 DESCRIPTION
-------                                 -----------
3.1        Amended and Restated Articles of Incorporation of the Company.(1)

3.2        Amended and Restated Bylaws of the Company.(1)

3.3        Certificate of Designation for Series A Preferred Stock.(5)

3.4        Amended Certificate of Designation for Series A Preferred Stock.(5)

3.5        Statement of Change of Registered Agent.(5)

4.1        Form of Certificate for Shares of Common Stock.(1)

4.6        Form of Warrant issued to holders of 10% secured promissory notes.(1)

5.1        Opinion of Faegre & Benson LLP regarding legality (18)

10.1       QualMark Corporation 1993 Incentive Stock Option Plan.(1)

10.2       QualMark Corporation 1996 Stock Option Plan.(3)

10.3 Employment Agreement dated March 1, 1993 by and between the Company and W. Preston Wilson.(1)

EXHIBIT
 NUMBER                                 DESCRIPTION
-------                                 -----------
10.4       Employment Agreement dated August 15, 1994 by and between the Company and J. Wayne Farlow.(1)

10.5 Agreement dated September 30, 1995 by and between the Company and Gregg K. Hobbs.(1)

10.8 Addendum to Agreement dated as of December 21, 1995 by and between the Company and Gregg K. Hobbs.(1)

10.11      Loan and Security Agreement dated April 30, 1996, by and between
           QualMark Corporation and Silicon Valley Bank, as amended by Amendment to Loan and Security Agreement dated August 18, 1997.(2)

10.12      Loan and Security Agreement dated December 22, 1998, by and between
           QualMark Corporation and U.S. Bank National Association.(4)

10.13 Waiver and Amendment to Loan Agreement dated March 15, 1999 by and between QualMark and U.S. Bank National Association.(4)

10.14 Second Amendment to Loan Agreement dated August 23, 1999 by and between QualMark and U.S. Bank National Association.(5)

10.15      Settlement Agreement dated August 30, 1999 by and among QualMark
           Corporation and Screening Systems, Inc.(5)

10.16      Preferred Stock Purchase Agreement dated September 1, 1999, including
           Warrant to Purchase 139,535 Shares of Common Stock.(5)

10.17      Third Amendment to Loan Agreement dated March 31, 2000 by and between
           QualMark and U.S. Bank National Association.(6)

10.18 Employment Agreement dated July 17, 2000 by and between the Company and Charles D. Johnston.(7)

10.19      Second Amendment to Promissory Notes and Fifth Amendment to Loan
           Agreement dated February 1, 2001 by and between QualMark and U.S.
           Bank National Association.(8)

10.20      Third Amendment to Promissory Notes and Sixth Amendment to Loan
           Agreement dated June 29, 2001 by and between QualMark and U.S. Bank
           National Association.(9)

10.21      Fourth Amendment to Promissory Notes and Seventh Amendment to Loan
           Agreement dated January 31, 2002 by and between QualMark and U.S.
           Bank National Association. (10)

EXHIBIT
 NUMBER                                 DESCRIPTION
-------                                 -----------
10.22      Series C Preferred Stock Purchase Agreement dated March 27, 2002 (11)

10.23      Series C Preferred Stock Certificate of Designations (11)

10.24      Series B Preferred Stock Certificate of Designations (11)

10.25      Fifth Amendment to Promissory Notes and Eighth Amendment to Loan
           Agreement dated January 23, 2003 by and between QualMark and U.S.
           Bank National Association.(12)

10.25(b)   Sixth Amendment to Promissory Notes and Ninth Amendment to Loan
           Agreement dated July 25, 2003 by and between QualMark and U.S. Bank
           National Association(13)

10.26      Irrevocable Letter of Credit issued to Catellus Development
           Corporation (12)

10.26(b)   Warrant agreement to purchase 25,000 shares of Common Stock dated
           July 25, 2003 (13)

10.27      Seventh Amendment to Promissory Notes and Tenth Amendment to Loan
           Agreement dated February 27, 2004 by and between QualMark and U.S.
           Bank National Association. (14)

10.28 Settlement Agreement and Payment Schedule dated February 13, 2004, by and between QualMark Corporation and Gregg K. Hobbs. (14)

10.29      Eighth Amendment to Promissory Notes and Eleventh Amendment to Loan
           Agreement dated April 20, 2004 by and between QualMark and U.S. Bank
           National Association.(15)

10.30      Loan and Security Agreement dated November 9, 2004 by and between
           QualMark and Silicon Valley Bank (16)

10.31      Loan and Security Agreement dated November 11, 2004 by and between
           QualMark and Partners for Growth (17)

10.32      Asset Purchase Agreement dated November 12, 2004 by and between
           QualMark and ACG Dynamics, Inc. (17)

14         Director and Officer Code of Ethics (14)

21.1       Subsidiaries of QualMark Corporation*

23.1       Consent of GHP Horwath, P.C. (17)

23.2       Consent of Faegre & Bensen LLP (contained in Exhibit 5.1)

23.3       Consent of GHP Horwath, P.C.*

24.1       Power of Attorney (included in signature page)

EXHIBIT
 NUMBER                                 DESCRIPTION
-------                                 -----------
31.1       CEO Certification of Section 302 of the Sarbanes-Oxley Act of
           2002(17)

31.2       CFO Certification of Section 302 of the Sarbanes-Oxley Act of
           2002(17)

32         Certifications of Section 906 of the Sarbanes-Oxley Act of 2002(17)

----------
*    Filed herewith

(1) Incorporated by reference from the Company's Registration Statement No. 333-1454-D on Form SB-2.

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997.

(3) Incorporated by reference from the Company's Proxy Statement for the 1996 Annual Meeting of Shareholders.

(4) Incorporated by reference from the Company's Annual Report of Form 10-KSB for the year ended December 31, 1998.

(5) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

(6) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

(7) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000.

(8) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

(9) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001.

(10) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

(11) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

(12) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

(13) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003.

(14) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

(15) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.

(16) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004.

(17) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

(18) Incorporated by reference from the Company's Registration Statement No. 333-90138 on Form SB-2 filed on June 10, 2002.

ITEM 28. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (3) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

          (4) For the purpose of determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement of the securities offered in the Registration Statement, and the offering of the securities at that time to be the initial bona fide offering.

          (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 28st day of April, 2005.

                                        QUALMARK CORPORATION


                                        By: /s/ Charles D. Johnston
                                            ------------------------------------
                                            Charles D. Johnston, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                    DATE
        ---------                          -----                    ----


/s/ Charles D. Johnston        President, Chief Executive      April 28, 2005
----------------------------   Officer and Director
Charles Johnston               (Principal Executive Officer)


/s/ Anthony Scalese            Chief Financial Officer and     April 28, 2005
----------------------------   (Principal Financial and
Anthony Scalese                Accounting Officer)


/s/ William Sanko              Director                        April 28, 2005
----------------------------
William Sanko


/s/ James L.D. Roser           Director                        April 28, 2005
----------------------------
James L.D Roser


/s/ Alan T. Valenti            Director                        April 28, 2005
----------------------------
Alan T. Valenti


/s/ Gerald Laber               Director                        April 28, 2005
----------------------------
Gerald Labaer

INDEX TO EXHIBITS

EXHIBIT
 NUMBER                                       DESCRIPTION
-------                                       -----------
3.1         Amended and Restated Articles of Incorporation of the Company.(1)

3.2         Amended and Restated Bylaws of the Company.(1)

3.3         Certificate of Designation for Series A Preferred Stock.(5)

3.4         Amended Certificate of Designation for Series A Preferred Stock.(5)

3.5         Statement of Change of Registered Agent.(5)

4.1         Form of Certificate for Shares of Common Stock.(1)

4.6 Form of Warrant issued to holders of 10% secured promissory notes.(1)

5.1         Opinion of Faegre & Benson LLP regarding legality (18)

10.1        QualMark Corporation 1993 Incentive Stock Option Plan.(1)

10.2        QualMark Corporation 1996 Stock Option Plan.(3)

10.3 Employment Agreement dated March 1, 1993 by and between the Company and W. Preston Wilson.(1)

10.4        Employment Agreement dated August 15, 1994 by and between the
            Company and J. Wayne Farlow.(1)

10.5 Agreement dated September 30, 1995 by and between the Company and Gregg K. Hobbs.(1)

10.8 Addendum to Agreement dated as of December 21, 1995 by and between the Company and Gregg K. Hobbs.(1)

10.11       Loan and Security Agreement dated April 30, 1996, by and between
            QualMark Corporation and Silicon Valley Bank, as amended by
            Amendment to Loan and Security Agreement dated August 18, 1997.(2)

10.12       Loan and Security Agreement dated December 22, 1998, by and between
            QualMark Corporation and U.S. Bank National Association.(4)

10.13 Waiver and Amendment to Loan Agreement dated March 15, 1999 by and between QualMark and U.S. Bank National Association.(4)

10.14 Second Amendment to Loan Agreement dated August 23, 1999 by and between QualMark and U.S. Bank National Association.(5)

EXHIBIT
 NUMBER                                       DESCRIPTION
-------                                       -----------
10.15       Settlement Agreement dated August 30, 1999 by and among QualMark
            Corporation and Screening Systems, Inc.(5)

10.16 Preferred Stock Purchase Agreement dated September 1, 1999, including Warrant to Purchase 139,535 Shares of Common Stock.(5)

10.17 Third Amendment to Loan Agreement dated March 31, 2000 by and between QualMark and U.S. Bank National Association.(6)

10.18 Employment Agreement dated July 17, 2000 by and between the Company and Charles D. Johnston.(7)

10.19       Second Amendment to Promissory Notes and Fifth Amendment to Loan
            Agreement dated February 1, 2001 by and between QualMark and U.S.
            Bank National Association.(8)

10.20       Third Amendment to Promissory Notes and Sixth Amendment to Loan
            Agreement dated June 29, 2001 by and between QualMark and U.S. Bank
            National Association.(9)

10.21       Fourth Amendment to Promissory Notes and Seventh Amendment to Loan
            Agreement dated January 31, 2002 by and between QualMark and U.S.
            Bank National Association. (10)

10.22       Series C Preferred Stock Purchase Agreement dated March 27, 2002
            (11)

10.23       Series C Preferred Stock Certificate of Designations (11)

10.24       Series B Preferred Stock Certificate of Designations (11)

10.25       Fifth Amendment to Promissory Notes and Eighth Amendment to Loan
            Agreement dated January 23, 2003 by and between QualMark and U.S.
            Bank National Association.(12)

10.25(b)    Sixth Amendment to Promissory Notes and Ninth Amendment to Loan
            Agreement dated July 25, 2003 by and between QualMark and U.S. Bank
            National Association(13)

10.26       Irrevocable Letter of Credit issued to Catellus Development
            Corporation (12)

10.26(b)    Warrant agreement to purchase 25,000 shares of Common Stock dated
            July 25, 2003 (13)

10.27       Seventh Amendment to Promissory Notes and Tenth Amendment to Loan
            Agreement dated February 27, 2004 by and between QualMark and U.S.
            Bank National Association. (14)

EXHIBIT
 NUMBER                                       DESCRIPTION
-------                                       -----------
10.28       Settlement Agreement and Payment Schedule dated February 13, 2004, by and between QualMark Corporation and Gregg K. Hobbs. (14)

10.29       Eighth Amendment to Promissory Notes and Eleventh Amendment to Loan
            Agreement dated April 20, 2004 by and between QualMark and U.S. Bank
            National Association.(15)

10.30       Loan and Security Agreement dated November 9, 2004 by and between
            QualMark and Silicon Valley Bank (16)

10.31       Loan and Security Agreement dated November 11, 2004 by and between
            QualMark and Partners for Growth (17)

10.32       Asset Purchase Agreement dated November 12, 2004 by and between
            QualMark and ACG Dynamics, Inc. (17)

14          Director and Officer Code of Ethics (14)

21.1        Subsidiaries of QualMark Corporation*

23.1        Consent of GHP Horwath, P.C. (17)

23.2        Consent of Faegre & Bensen LLP (contained in Exhibit 5.1)

23.3        Consent of GHP Horwath, P.C.*

24.1        Power of Attorney (included in signature page)

31.1        CEO Certification of Section 302 of the Sarbanes-Oxley Act of
            2002(17)

31.2        CFO Certification of Section 302 of the Sarbanes-Oxley Act of
            2002(17)

32          Certifications of Section 906 of the Sarbanes-Oxley Act of 2002(17)

----------
*    Filed herewith

(1) Incorporated by reference from the Company's Registration Statement No. 333-1454-D on Form SB-2.

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997.

(3) Incorporated by reference from the Company's Proxy Statement for the 1996 Annual Meeting of Shareholders.

(4) Incorporated by reference from the Company's Annual Report of Form 10-KSB for the year ended December 31, 1998.

(5) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

(6) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

(7) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000.

(8) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

(9) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001.

(10) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

(11) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

(12) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

(13) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003.

(14) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

(15) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.

(16) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004.

(17) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

(18) Incorporated by reference from the Company's Registration Statement No. 333-90138 on Form SB-2 filed on June 10, 2002.